EXHIBIT D

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                                 TRUST AGREEMENT




                          dated as of December 11, 1998



                                     between

                            TrENDS HOLDINGS I L.L.C.,
                                  as Depositor

                                       and

                            BANKERS TRUST COMPANY AND
                            BANKERS TRUST (DELAWARE),
                                   as Trustees

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                                TABLE OF CONTENTS

                                                                        PAGE NO.

                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

                                  ORGANIZATION

SECTION 2.1.           Name....................................................1
SECTION 2.2.           Principal Office........................................1
SECTION 2.3.           Ratification and Approval of Action of the Trustees.....1
SECTION 2.4.           Delaware Business Trust.................................1
SECTION 2.5.           Series..................................................2
SECTION 2.6.           Conveyance of Assets to the Trust.......................2
SECTION 2.7.           Management of the Trust; Powers and Duties
                       of the Regular Trustee..................................4
SECTION 2.8.           Prohibition of Actions by the Trust and the Trustees....7
SECTION 2.9.           Fundamental Policy......................................8
SECTION 2.10.          Certain Duties and Responsibilities of the
                       Regular Trustee.........................................8
SECTION 2.11.          Certain Rights of the Regular Trustee...................9
SECTION 2.12.          Delaware Trustee.......................................21
SECTION 2.13.          Trust Mergers, etc.....................................21


                                   ARTICLE III

                  ESTABLISHMENT OF ACCOUNTS; DISTRIBUTIONS AND
                      REPORTS TO CERTIFICATEHOLDERS; TAXES

SECTION 3.1.           The Series A Account...................................21
SECTION 3.2.           Investments............................................23
SECTION 3.3.           Distributions..........................................24
SECTION 3.4.           Access to Certain Documentation and Information........26
SECTION 3.5.           Rule 144A(d)(4) Information............................26
SECTION 3.6.           Reports................................................27
SECTION 3.7.           Taxes..................................................27


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                                   ARTICLE IV

                      ISSUANCE OF THE SERIES A CERTIFICATE

SECTION 4.1.           Execution and Delivery of Series A Certificate.........28
SECTION 4.2.           Rights and Preferences of the Series A Holder..........29

                                    ARTICLE V

                ISSUANCE OF TrENDS; REGISTRY; TRANSFER OF TrENDS

SECTION 5.1.           Original Issue of Certificates.........................30
SECTION 5.2.           Form of Certificate....................................30
SECTION 5.3.           Transfer Books.........................................31
SECTION 5.4.           Transfer of TrENDS:  Issuance, Transfer and
                       Interchange of Certificates............................31
SECTION 5.5.           Disposition of Canceled TrENDS Records.................32
SECTION 5.6.           Replacement of Certificates............................32
SECTION 5.7.           Redemption of Certificates.............................33
SECTION 5.8.           Unclaimed Securities...................................33
SECTION 5.9.           Rights and Preferences of the TrENDS...................33

                                   ARTICLE VI

                                    TRUSTEES

SECTION 6.1.           Delaware Trustee; Eligibility..........................34
SECTION 6.2.           Regular Trustee; Eligibility...........................35
SECTION 6.3.           Appointment, Removal and Resignation of Trustees.......35
SECTION 6.4.           Vacancies Among Trustees...............................36
SECTION 6.5.           Effect of Vacancies....................................36
SECTION 6.6.           Merger or Consolidation of Trustees....................36
SECTION 6.7.           Not Acting in Individual Capacity......................36

                                   ARTICLE VII

             REPRESENTATIONS OF REGULAR TRUSTEE AND DELAWARE TRUSTEE

SECTION 7.1.           Representations and Warranties of Regular Trustee......37
SECTION 7.2.           Representations and Warranties of Delaware Trustee.....37


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                                  ARTICLE VIII

                 COMPENSATION, REIMBURSEMENT AND INDEMNIFICATION
                 OF THE REGULAR TRUSTEE AND THE DELAWARE TRUSTEE

SECTION 8.1.           Reimbursement and Indemnification of the Trustees......39
SECTION 8.2.           Non-Payment of Fees and Expenses.......................39

                                   ARTICLE IX

                         TERMINATION OF TRUST AGREEMENT

SECTION 9.1.           Termination............................................40
SECTION 9.2.           Further Assurances by the Regular Trustee upon
                       Dissolution............................................40
SECTION 9.3.           Insolvency of Certificateholder........................40

                                    ARTICLE X

                           SUPPLEMENTS AND AMENDMENTS

SECTION 10.1.          Supplements and Amendments.............................41
SECTION 10.2.          Limitation on Amendments...............................41
SECTION 10.3.          Additional Amendment Provisions........................42

                                   ARTICLE XI
                         REPRESENTATIONS, WARRANTIES AND
                           COVENANTS OF THE DEPOSITOR

SECTION 11.1.          Representations and Warranties of the Depositor........42
SECTION 11.2.          Additional Covenants of the Depositor..................44
SECTION 11.3.          Limitation on Liability of the Depositor...............44

                                   ARTICLE XII

                                  MISCELLANEOUS

SECTION 12.1.          Delaware Law to Govern.................................45
SECTION 12.2.          Notices................................................45
SECTION 12.3.          Severability...........................................45
SECTION 12.4.          Counterparts...........................................45


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Annex A           Trust Obligation

Exhibit A         Form of TrENDS
Exhibit B         Form of Series A Certificate
Exhibit C         Transferor Certificate
Exhibit D         Transferee Certificate

Schedule 1        Treasury Securities



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                                 TRUST AGREEMENT

         This TRUST AGREEMENT, dated as of December 11, 1998 (this "Agreement"), is made by and among TrENDS Holdings I L.L.C., as depositor (the "Depositor"), BANKERS TRUST (DELAWARE), a Delaware bank and trust company, as Delaware trustee (the "Delaware Trustee"), and BANKERS TRUST COMPANY, a New York banking corporation, as regular trustee (the "Regular Trustee").

                             PRELIMINARY STATEMENT:

         WHEREAS, the Regular Trustee, the Delaware Trustee and the Depositor have previously established the Qwest TrENDS Trust (the "Trust") as a business trust under the Business Trust Act pursuant to a Declaration of Trust dated as of December 3, 1998 (the "Original Declaration") and the Regular Trustee and Delaware Trustee have filed a Certificate of Trust with the Secretary of State of the State of Delaware on December 3, 1998 (the "Certificate of Trust"), for the creation of the Trust;

         WHEREAS, the parties hereto desire that (i) the Original Declaration be amended and restated in its entirety as set forth in this Agreement and (ii) the Trust continue on the terms set forth in this Agreement; and

         WHEREAS, the Depositor desires the Trust to issue two series of beneficial interests and to (i) hold the Series A Estate, subject to the Trust Obligation, for the benefit of the Series A Holder, (ii) issue the Series A Certificate representing the entire beneficial ownership interest in the Series A Estate, (iii) hold the TrENDS Estate for the benefit of the TrENDS Holders,
(iv) issue the TrENDS representing the entire beneficial ownership interest in the TrENDS Estate, (v) consummate certain transactions contemplated by, and perform its obligations under, the Transaction Documents to which it is a party and (vi) engage in certain activities that are necessary, suitable, incidental or convenient to the accomplishment of the foregoing.

         NOW, THEREFORE, in consideration of the promises and intending to be legally bound by this Agreement, the parties hereto agree to amend and restate the Original Declaration. Upon the execution and delivery of copies hereof by the parties hereto, the Original Declaration of Trust will be automatically amended and restated in its entirety to read as provided herein.

                                    ARTICLE I

                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases shall have the meanings referenced below.

         "Accountant" shall have the meaning set forth in Section 2.7(b)(x).

         "Additional Expense Notices" shall have the meaning set forth in the TrENDS Trust Expense Agreement.

         "Additional Purchase Price" shall have the meaning set forth in the Trust Obligation.

         "Additional STRIPS" shall have the meaning set forth in the Trust Obligation.

         "Additional TrENDS" shall have the meaning set forth in the Trust Obligation.

         "Adjusted Present Value" shall have the meaning set forth in the Trust Obligation.

         "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled by" have meanings correlative to the foregoing.

         "Agreement" shall mean this Trust Agreement, as the same may be amended or supplemented from time to time.

         "Applicable Market Price" shall have the meaning set forth in the Trust Obligation.

         "Bankruptcy" shall have the meaning set forth in the Trust Obligation.

         "Business Day" shall mean any day on which commercial banks are open for business in New York City and the New York Stock Exchange, American Stock Exchange and Nasdaq National Market are not closed.

         "Business Trust Act" shall have the meaning set forth in Section 2.4 hereof.

         "Cash Settlement Alternative" means the right of the Series A Holder to elect to settle the Trust Obligation in cash, in lieu of Common Stock or Marketable Securities, as the case may be, by delivering the Cash Settlement Amount to TrENDS Holders.

         "Cash Settlement Amount" means an amount of cash equal to the product of (i) the Applicable Market Price, (ii) the Exchange Rate and (iii) the number of Contract Shares.

         "Certificate of Trust" shall have the meaning set forth in the Preliminary Statement.

         "Certificates" shall mean, collectively, the TrENDS and the Series A Certificate.

         "Certificateholders" shall mean, collectively, the TrENDS Holders and the Series A Holders.

         "Closing Date" shall have the meaning set forth in the Purchase Agreement.

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

         "Code" shall mean the Internal Revenue Code of 1986, as amended; each reference herein to any section of the Code or any regulation thereunder shall constitute a reference to any successor provision thereto.

         "Commission" shall mean the United States Securities and Exchange Commission.

         "Common Stock" shall mean ordinary shares of common stock, par value $0.01 per share, of the Company.

         "Common Stock Permitted Dividends" shall have the meaning set forth in the Trust Obligation.

         "Company" shall mean Qwest Communications International Inc., a Delaware corporation.

         "Contract Shares" means, collectively, the 9,004,000 shares of Common Stock held by the Trust Custodian pursuant to the Trust Custodial Agreement as of the Closing Date and up to an additional 1,350,600 shares of Common Stock to be held by the Trust Custodian pursuant to the Trust Custodial Agreement as of the Option Closing Date to the extent the Initial Purchasers' overallotment option is exercised pursuant to the Purchase Agreement. Contract Shares shall also include Marketable Securities received by the Trust Custodian in lieu of or in addition to shares of Common Stock as a result of an event specified in
Section 3.1, 3.2, 3.3, 3.4 or 3.5 of the Trust Obligation.

          "Control Person" shall mean, with respect to any Person, any other Person that constitutes a "controlling person" with the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

         "Corporate Trust Office" shall mean the principal corporate trust office of the Regular Trustee at which, at any particular time, its corporate trust business is administered, which office at the date hereof is located at Four Albany Street, New York, New York 10006; Attention: Structured Finance Team.

         "Delaware Trustee" shall mean Bankers Trust (Delaware), not in its individual capacity, but solely as Delaware trustee of the Trust, or its successor.

         "Depositor" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

         "DLJ" shall mean Donaldson, Lufkin & Jenrette Securities Corporation or its successor.

         "Eligible Account" shall mean a segregated trust account maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), and

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which, in either case, has a combined capital and surplus of at least
$100,000,000 and is subject to supervision or examination by federal or state authority. Eligible Accounts may bear interest.

         "Eligible Independent Accountant" shall mean KPMG Peat Marwick, Ernst & Young, Price Waterhouse Coopers, Deloitte & Touche or Arthur Andersen.

         "Eligible Trustee" shall mean a commercial bank or trust company organized and existing under the laws of the United States of America or any state therein, which has full trust powers and has minimum capital, surplus and earnings of not less than $100,000,000 and is an Independent Person.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Date" shall have the meaning set forth in the Trust
Obligation.

         "Exchange Rate" shall have the meaning set forth in the Trust
Obligation.

         "Fee Letter" means the fee letter, dated December 11, 1998, addressed to Bankers Trust Company.

         "Firm Purchase Price" shall have the meaning set forth in the Trust Obligation.

         "Holdings" shall mean TrENDS Holdings I L.L.C., a Delaware limited liability company.

         "Indemnification Expenses" shall have the meaning set forth in the TrENDS Trust Indemnity Agreement.

         "Independent" shall mean, when used with respect to any specified Person, any such Person who (i) is in fact independent of the Trust, the Sponsor, the Company, the Depositor, Investors and the Series A Certificate Registrar and all of their respective Affiliates, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Trust, the Sponsor, the Company, the Depositor, Investors and any of their respective Affiliates, and (iii) is not connected with the Trust, the Sponsor, the Company, the Depositor, Investors and any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Trust, the Sponsor, the Company, the Depositor, Investors and any of their respective Affiliates merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Trust, the Sponsor, the Company, the Depositor, Investors and any of their respective Affiliates, as the case may be.

         "Initial Price" shall have the meaning set forth in the Offering Memorandum.

         "Initial STRIPS" shall have the meaning set forth in the Trust Obligation.

         "Initial TrENDS" shall have the meaning set forth in the Purchase Agreement.

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

         "Initial Purchasers" shall mean DLJ, Salomon Smith Barney Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

         "Investors" shall mean TrENDS Investors I L.L.C., a Delaware limited liability company.

         "Investment Company Act" means the Investment Company Act of 1940, as amended.

         "Lien" shall mean any lien, pledge, mortgage, security interest or other encumbrance on any particular asset or property, other than the Lien arising under the Trust Obligation.

         "Liquidation Distribution Amount" shall have the meaning set forth in the Trust Obligation.

         "Liquidation Distribution Date" shall have the meaning set forth in the Trust Obligation.

         "Liquidation Eveut" shall have the meaning set forth in the Trust Obligation.

         "Liquidation Fraction" shall have the meaning set forth in the Trust Obligation.

         "Liquidation Residual Amount" shall have the meaning set forth in the Trust Obligation.

         "Marketable Securities" shall have the meaning set forth in the Trust Obligation.

         "Offering Memorandum" shall mean the Offering Memorandum dated December 4, 1998, relating to the TrENDS, as the same may be subsequently amended or supplemented.

         "Officers' Certificate" shall mean (i) with respect to the Delaware Trustee or the Regular Trustee, a certificate signed by a Responsible Officer of the Delaware Trustee or the Regular Trustee and (ii) with respect to any other entity, a certificate signed on behalf of the applicable entity by two officers, one of whom shall be the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or Managing Director, an Assistant Vice President or any other authorized officer (however designated) and the other of which shall be by the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, or, in either case, another officer customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Opinion of Counsel" shall mean a written opinion of counsel, which may, without limitation, be rendered by employees or other counsel for the Depositor or its Affiliates, which in form and substance is reasonably acceptable to the Regular Trustee.

         "Option Closing Date" shall have the meaning set forth in the Purchase Agreement.

         "Original Declaration" shall have the meaning set forth in the Preliminary Statement.

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

         "Partial Liquidation Calculation Date" shall have the meaning set forth in the Trust Obligation.

         "Partial Liquidation Distribution Amount" shall have the meaning set forth in the Trust Obligation.

         "Partial Liquidation Distribution Date" shall have the meaning set forth in the Trust Obligation.

         "Partial Liquidation Event" shall have the meaning set forth in the Trust Obligation.

         "Partial Liquidation Residual Amount" shall have the meaning set forth in the Trust Obligation.

         "Paying Agent" shall mean the Paying Agent appointed pursuant to
Section 2.7(b)(xvii) hereof. Bankers Trust Company shall be the initial Paying Agent.

         "Person" shall mean an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

         "Purchase Agreement" shall mean the Purchase Agreement, dated December 3, 1998, among the Trust, the Company, the Sponsor, Holdings and the Initial Purchasers, relating to the sale of the TrENDS to the Initial Purchasers on the Closing Date.

         "Quarterly Distribution" shall mean, with respect to each TrENDS and the initial Quarterly Distribution Date, $0.44 per TrENDS and, with respect to each TrENDS and each subsequent Quarterly Distribution Date, an amount per TrENDS for the period from (and including) the immediately preceding Quarterly Distribution Date to (but excluding) such Distribution Date (calculated on the basis of a 360-day year and a 30-day month) equal to the product of (i) 5.75% per annum and (ii) the Initial Price (as the Initial Price may be adjusted from time to time as provided in the Trust Obligation).

         "Quarterly Distribution Date" shall mean February 17, May 17, August 17 and November 17 of each year (or if any such date is not a Business Day, then the next succeeding Business Day), commencing February 17, 1999, and, unless the Trust is terminated earlier, to and including November 17, 2003.

         "Rating Agencies" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor, and Moody's Investors Service, Inc., or its successor.

         "Record Date" shall mean, with respect to the TrENDS and each Quarterly Distribution Date, the first day of the month in which such Quarterly Distribution Date occurs.

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

         "Reference Treasury Dealer" shall have the meaning set forth in the Trust Obligation.

         "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated December 3, 1998, among the Company, the Trust and DLJ.

         "Regular Trustee" shall mean Bankers Trust Company, not in its individual capacity but solely as trustee, or its successor.

         "Responsible Officer," when used with respect to the Delaware Trustee or the Regular Trustee, shall mean any officer within the Delaware Trustee's corporate trust office or the Regular Trustee's Corporate Trust Office, including any Vice President, Principal, Managing Director, Assistant Vice President, Secretary, Assistant Secretary or Assistant Treasurer or any other officer of the Regular Trustee or Delaware Trustee, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.
ss
         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Series" shall have the meaning set forth in Section 2.5 hereof.

         "Series A Account" shall mean the segregated trust account established in the name of the Regular Trustee pursuant to Section 3.1(a) hereof.

         "Series A Certificate" shall mean the Series A Certificate, representing beneficial ownership interests in the assets of the Series A Estate, executed and authenticated by the Regular Trustee, on behalf of the Trust, substantially in the form of EXHIBIT B hereto.

         "Series A Certificate Register" and "Series A Certificate Registrar" shall mean the register of the Series A Certificate maintained pursuant to
Section 4.1(c) hereof, and the registrar appointed, pursuant to Section 2.7(b)(xvii) hereof. Bankers Trust Company is appointed as initial Series A Certificate Registrar hereunder.

         "Series A Estate" shall mean (i) the Contract Shares, subject at all times to the Trust Obligation, (ii) all dividends received on the Contract Shares after the Closing Date, (iii) such funds as from time to time are deposited in the Series A Account and all other accounts established under this Agreement or the Trust Custodial Agreement relating to the beneficial ownership interest in that portion of the Trust represented by the Series A Certificate, and (iv) all income, earnings, profits, and proceeds thereof received after the Closing Date, including any proceeds derived from the sale, exchange or liquidation of such assets.

         "Series A Holder" shall mean, with respect to any Series A Certificate, the Person in whose name such Series A Certificate is registered on the Series A Certificate Register.

         "Sponsor" shall mean Anschutz Company, a Delaware corporation.


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

         "Temporary Investments" shall mean book-entry securities entered on the books of the registrar of such security and held in the name or on behalf of the Regular Trustee, the Trust Escrow Agent or the Trust Custodian, as the case may be, or a nominee, or negotiable instruments or securities represented by instruments in bearer or registered form (registered in the name of the Regular Trustee, the Trust Escrow Agent or the Trust Custodian, as the case may be, or a nominee) which evidence:

                  (a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency thereof;

                  (b) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks), subject to supervision and examination by Federal or state banking or depository institution authorities, and having, at the time of the Regular Trustee's, the Trust Escrow Agent's or the Trust Custodian's investment or contractual commitment to invest therein, the highest short-term unsecured debt rating from the Rating Agencies;

                  (c) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services and at least P-1 or the equivalent by Moody's Investors Service, Inc.;

                  (d) notes or bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above; and

                  (e) money market funds (including money market funds for which Bankers Trust or any of its Affiliates is investment manager or advisor) rated at least AAA or the equivalent by the Rating Agencies.

         "Transaction Documents" shall mean, collectively, this Agreement (including the Trust Obligation), the Series A Certificate, the TrENDS, the Purchase Agreement, the Registration Rights Agreement, the Trust Administration Agreement, the Trust Custodial Agreement, the Trust Escrow Agreement, the TrENDS Trust Expense Agreement and the TrENDS Trust Indemnity Agreement.

         "Treasury Securities" shall mean the Initial STRIPS and any Additional STRIPS.

         "Treasury Securities Distribution Amount" shall have the meaning set forth in the Trust Escrow Agreement.

         "TrENDS" shall mean any of the Trust Enhanced Distribution Securities of the Trust, substantially in the form of EXHIBIT A hereto, evidencing pro rata beneficial ownership interests in the assets of the TrENDS Estate, executed by the Regular Trustee on behalf of the Trust and authenticated by the Regular Trustee and delivered by the Regular Trustee on the Closing Date and any Option Closing Date pursuant to the Purchase Agreement.

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

         "TrENDS Estate" shall mean (i) all rights of the beneficial ownership interest in the assets of the Trust represented by the TrENDS that arise out of or relate to the Trust Obligation, (ii) the Treasury Securities, (iii) all other accounts established under this Agreement or the Trust Escrow Agreement relating to the TrENDS and (iv) all income, earnings, profits, and proceeds thereof received after the Closing Date, including any proceeds derived from the sale, exchange or liquidation of such assets.

         "TrENDS Holder" shall mean, with respect to any TrENDS, the Person in whose name such TrENDS is registered on the TrENDS Register.

         "TrENDS Register" and "TrENDS Registrar" shall mean the register of TrENDS maintained pursuant to Section 5.3(a) hereof, and the registrar appointed pursuant to Section 2.7(b)(xvii) hereof. Bankers Trust Company is appointed as initial TrENDS Registrar hereunder.

         "TrENDS Trust Expense Agreement" shall mean the Qwest TrENDS Trust Expense Agreement, dated as of December 11, 1998, among the Trust, the Sponsor and DLJ.

         "TrENDS Trust Indemnity Agreement" shall mean the Qwest TrENDS Trust Indemnity Agreement, dated as of December 11, 1998, among the Trust, the Sponsor and DLJ.

         "Trust" shall mean the trust established hereunder and designated as the "Qwest TrENDS Trust."

         "Trust Administration Agreement" shall mean the Trust Administration Agreement, dated as of December 11, 1998, between the Trust Administrator and the Regular Trustee, and any amendment thereto entered into pursuant to Section
10.1 hereof.

         "Trust Administrator" shall mean Bankers Trust Company or its successor.

         "Trust Custodial Agreement" shall mean the Trust Custodial Agreement, dated as of December 11, 1998, between the Trust Custodian and the Regular Trustee, and any amendment thereto entered into pursuant to Section 10.1 hereof.

         "Trust Custodian" shall mean Bankers Trust Company or its successor.

         "Trustees" shall have the meaning assigned to such term in the Preliminary Statement.

         "Trust Escrow Agent" shall mean Bankers Trust Company or its successor.

         "Trust Escrow Agreement" shall mean the Trust Escrow Agreement, dated as of December 11, 1998, between the Trust Escrow Agent and the Regular Trustee, and any amendment thereto entered into pursuant to Section 10.1 hereof.

         "Trust Estate" shall mean, collectively, the Series A Estate and the TrENDS Estate.

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

         "Trust Obligation" shall mean the obligation of the Regular Trustee on behalf of the Series A Holder to deliver to the TrENDS Holders on a date or dates provided in the Trust Obligation all or a portion of the Contract Shares or specified proceeds thereof representing the Series A Estate, which obligation is set forth in ANNEX A attached hereto and made a part hereof.

                                   ARTICLE II

                                  ORGANIZATION

         SECTION 2.1. NAME. The name of the Trust shall continue to be Qwest TrENDS Trust, and the Trustees shall conduct the business of the Trust under such name.

         SECTION 2.2. PRINCIPAL OFFICE. The address of the Trust shall be c/o Bankers Trust (Delaware), E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Wilmington, DE 19805 and the office of the Trust shall be c/o Bankers Trust Company, Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Services-- Structured Finance.

         SECTION 2.3. RATIFICATION AND APPROVAL OF ACTION OF THE TRUSTEES. The Depositor hereby ratifies and approves any and all actions taken by the Trustees on behalf of the Trust on or prior to the date hereof in connection with the offer and sale of the TrENDS in accordance with the Securities Act, or otherwise incident to, or connected with, or necessary to accomplish, the offer and sale of the TrENDS by the Trust to the Initial Purchasers and the operation of the Trust as described in the Offering Memorandum.

         SECTION 2.4. DELAWARE BUSINESS TRUST. It is the intention of the parties hereto that the trust constitute a business trust under the Business Trust Act and that this Agreement constitutes the governing instrument of such business trust. This Agreement is not intended to create a partnership or a joint-stock association. Effective as of the date hereof, the Trustees shall have all the rights, powers and duties set forth herein and, to the extent not inconsistent herewith, in the Business Trust Act with respect to accomplishing the purposes of the Trust. For purposes of this Agreement, "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.ss. 3801 et seq., as the same may be amended from time to time.

         SECTION 2.5. SERIES. The TrENDS and the Series A Certificate shall represent separate series (each, a "Series") of beneficial interests in the Trust pursuant to Section 3806(b)(2) of the Business Trust Act. The Regular Trustee shall maintain separate and distinct records for each Series and the assets and liabilities of the TrENDS Estate shall be held and the Regular Trustee shall cause the Accountant to account for such assets and liabilities separately from the assets and liabilities of the Series A Estate. Subject to the right of the Regular Trustee to allocate certain liabilities, costs, charges and reserves as may be provided in this Agreement, and in accordance with
Section 8304(a) of the Business Trust Act or to the extent otherwise permitted by applicable law, all debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to the TrENDS shall be enforceable against the

TrENDS Estate only, not against the Series A Estate, and all debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to the Series A Certificate shall be enforceable against the Series A Estate only, not against the TrENDS Estate. Notwithstanding the preceding sentence, however, any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to either of the Series shall be allocated to the Series A Estate. Each allocation of liabilities, expenses, costs, charges and reserves by the Regular Trustee shall be conclusive and binding upon the Certificateholders, creditors and any other persons dealing with the Trust or either Series of the Trust for all purposes.

         The TrENDS, the Series A Certificate and every contract or other undertaking of either Series shall include a recitation limiting the obligation represented thereby to the related Series And the assets of such Series. The Certificate of Trust shall include notice of the limitation of liabilities of each Series in accordance with Section 3804(a) of the Business Trust Act. Except as otherwise provided for in this Agreement, all payments made on or in respect of the TrENDS Estate shall be paid to TrENDS Holders and all payments made on or in respect of the Series A Estate shall be paid to the Series A Holder.

         The Trust shall act solely in its name in the conduct of its business and through its duly authorized officers or agents or through the Trustees. The Trust shall not (a) operate or purport to operate as an integrated, single economic unit with respect to either the Sponsor or the Depositor or any other affiliated or unaffiliated entity or (b) induce any such third party to reasonably rely on the creditworthiness of the Sponsor, the Depositor or any other affiliated or unaffiliated entity.

         SECTION 2.6. CONVEYANCE OF ASSETS TO THE TRUST.

                  (a) CONVEYANCE OF THE CONTRACT SHARES: ACCEPTANCE OF THE SERIES A ESTATE BY THE REGULAR TRUSTEE.

                  (i) As of the Closing Date, the Depositor hereby grants, assigns and transfers to, and deposits with, Bankers Trust Company, as the Regular Trustee for the benefit of the Series A Holder, subject to the Trust Obligation, all of the Depositor's right, title and interest in and to the Contract Shares, together with the other assets constituting the Series A Estate, including all dividends or proceeds received on or with respect to such Contract Shares on and after the Closing Date.

                  (ii) If the Initial Purchasers elect to purchase Additional TrENDS pursuant to the Purchase Agreement, the Depositor hereby grants, assigns and transfers to and deposits with Bankers Trust Company, as the Regular Trustee for the benefit of the Series A Holder, subject to the Trust Obligation, as of the Option Closing Date, all of the Depositor's right, title and interest in and to a number of additional Contract Shares equal to the number of Additional TrENDS, including all dividends or proceeds received on or with respect to such additional Contract Shares on and after the Option Closing Date.

                  (iii) The Regular Trustee declares that it shall hold the Series A Estate upon the terms set forth herein and for the benefit of the Series A Holder, subject to the rights of TrENDS Holders pursuant to the Trust Obligation. Notwithstanding the foregoing, the Depositor, Bankers Trust Company and Bankers Trust (Delaware) hereby acknowledge and agree that none of the Depositor, Bankers Trust Company or Bankers Trust (Delaware) shall have any obligations hereunder with respect to the Series A Estate prior to the Closing Date.

                  (iv) Any and all documentary, stamp, transfer or similar taxes and charges that may be payable in respect of the transactions contemplated herein and the Trust Obligation with respect to the assets of the Trust Estate shall be paid by the Regular Trustee from the Series A Account; provided, however, that TrENDS Holders shall be required to pay all documentary, stamp, transfer or similar charges and taxes arising from the transfer by the Trust to TrENDS Holders of the Contract Shares on the Exchange Date or upon earlier dissolution of the Trust or otherwise from a liquidation of assets in the TrENDS Estate in connection with a Partial Liquidation Event, a Liquidation Event or a Sponsor Bankruptcy.

                  (b) CREATION OF THE TRUST OBLIGATION: ACCEPTANCE OF THE TrENDS ESTATE BY THE REGULAR TRUSTEE.

                  (i) On the Closing Date, Bankers Trust Company, as the Regular Trustee on behalf of TrENDS Holders, shall pay the Firm Purchase Price to the Depositor in consideration for the rights granted to the TrENDS Holders under the Trust Obligation, which amount the Regular Trustee will deposit in the Series A Account pursuant to Section 3.1(a)(i) hereof. On the Closing Date, Bankers Trust Company, as the Regular Trustee on behalf of TrENDS Holders, shall purchase, with a portion of the proceeds of the sale of the TrENDS to the Initial Purchasers, the Initial STRIPS set forth on Schedule 1 hereto.

                  (ii) If the Initial Purchasers elect to purchase Additional TrENDS pursuant to the Purchase Agreement, the Initial Purchasers will notify the Regular Trustee of such election and Bankers Trust Company, as Regular Trustee on behalf of the TrENDS Holders, hereby agrees to pay the Additional Purchase Price to the Depositor in consideration for the rights granted to the TrENDS Holders under the Trust Obligation, which amount the Regular Trustee will deposit in the Series A Account pursuant to Section 3.1(a)(ii) hereof. On the Option Closing Date, Bankers Trust Company, as the Regular Trustee on behalf of the TrENDS Holders, shall purchase with a portion of the proceeds of the sale of the Additional TrENDS to the Initial Purchasers, the Additional STRIPS set forth on a schedule delivered on the Option Closing Date by DLJ pursuant to the Purchase Agreement.

                  (iii) The Regular Trustee declares that it shall hold the TrENDS Estate upon the terms set forth herein and for the benefit of the TrENDS Holders. Separate and distinct records shall be maintained for the TrENDS Estate and the assets of the TrENDS Estate shall be held and accounted for separately from the assets of the Series A Estate. Notwithstanding the foregoing, the Depositor, Bankers Trust Company and Bankers Trust (Delaware) hereby acknowledge and agree that none of the Depositor, Bankers Trust Company or Bankers Trust (Delaware) shall have any obligations hereunder with respect to the TrENDS Estate prior to the Closing Date.

         SECTION 2.7. MANAGEMENT OF THE TRUST; POWERS AND DUTIES OF THE REGULAR TRUSTEE.

                  (a) The Trust will be managed solely as provided for herein or in the other Transaction Documents by or under the direction of the Regular Trustee, who shall have complete and exclusive control over the management, conduct and operation of the Trust's business. The Regular Trustee shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Trust and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Trust and except in accordance with the terms of this Agreement. Subject to the continuing supervision of the Regular Trustee and as permitted by applicable law, certain functions of the Trust shall be performed by the Trust Administrator, the Trust Escrow Agent, the Trust Custodian, the Paying Agent, the TrENDS Registrar and the Series A Certificate Registrar.

                  (b) The Regular Trustee shall have the exclusive power, duty and authority to, and is hereby directed to, cause the Trust to:

                  (i) issue an aggregate of up to 10,354,600 TrENDS and deliver such TrENDS pursuant to the Purchase Agreement;

                  (ii) issue the Series A Certificate to the Depositor in consideration for the conveyance by the Depositor of the Contract Shares to the Regular Trustee pursuant to Section 2.6(a);

                  (iii) deliver the Contract Shares received by the Regular Trustee pursuant to Section 2.6(a), duly endorsed to Bankers Trust Company, as Trust Custodian, to the Trust Custodian to be held by the Trust Custodian pursuant to the Trust Custodial Agreement;

                  (iv) pay an amount equal to the Finn Purchase Price and the Additional Purchase Price, if any, to the Depositor in consideration for the conveyance by the Depositor of the related number of Contract Shares to the Regular Trustee pursuant to Section 2.6(a);

                  (v) purchase or cause the Trust Escrow Agent to purchase the principal or notional amount of Initial STRIPS and any Additional STRIPS set forth on a schedule or schedules delivered on the Closing Date and any Option Closing Date by DLJ pursuant to the Purchase Agreement using a portion of the proceeds of the sale of the TrENDS pursuant to the Purchase Agreement, and deposit the Initial STRIPS and any Additional STRIPS with the Trust Escrow Agent pursuant to the Trust Escrow Agreement;

                  (vi) at the written direction of the Series A Holder, vote and exercise all other rights arising from the Trust's ownership of the Contact Shares;

                  (vii) keep or cause the Paying Agent to keep all appropriate books and records relating to the receipt and disbursement of all moneys that it may receive or be entitled to receive hereunder or under any other Transaction Document;

                  (viii) take or cause the Delaware Trustee to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, fights, franchises and privileges as a statutory business trust under the Business Trust Act;

                  (ix) engage an investment bank or banks selected in accordance with the provisions of the Trust Administration Agreement and the Trust Obligation to acquire or liquidate on behalf of the Trust certain property received in respect of the Contract Shares and to engage a Reference Treasury Dealer to acquire or liquidate certain Treasury Securities;

                  (x) engage KPMG Peat Marwick LLP as independent public accountants at the written direction of the Depositor, and to replace KPMG Peat Marwick LLP with another Eligible Independent Accountant (KPMG Peat Marwick LLP and its successor, collectively, the "Accountant") at the discretion of the Regular Trustee, subject to the approval of the Series A Holder, which approval shall not be unreasonably withheld;

                  (xi) engage Delaware counsel as legal counsel for the Trust;

                  (xii) execute and deliver (and, in accordance with Section 10.1, amend) the Transaction Documents and all other agreements, documents, instruments and certificates contemplated to be executed and delivered by the Trust pursuant to the Transaction Documents, perform all obligations of the Trust hereunder and under the other Transaction Documents (including the obligation to provide indemnity hereunder and thereunder) and enforce all rights and remedies of the Trust under such agreements;

                  (xiii) file an application with the IRS for a taxpayer identification number with respect to the Trust and to take all action necessary to cause all tax returns that are required to be filed by the Trust pursuant to Section 3.7 with respect to the Trust to be duly prepared on behalf of the Trust by the Accountant and filed on behalf of the Trust;

                  (xiv) if the Trust Administrator, the Trust Custodian or the Trust Escrow Agent resigns or is discharged, appoint a substitute agent and enter into a new agreement with such substitute agent containing provisions substantially similar to those contained in the agreement being terminated; provided that each successor Trust Administrator, Trust Custodian or Trust Escrow Agent shall satisfy the definition of Eligible Trustee;

                  (xv) defend any action commenced against the Trustees or the Trust and to prosecute any action which the Trustees deem necessary to protect the Trust and the rights and interests of Series A Holder and TrENDS Holders, and to pay the costs thereof solely from funds made available to it from the Series A Account;

                  (xvi) as provided in Section 3(a) of the Registration Rights Agreement, deliver written notice to the Company of the proposed date of transfer or distribution of the Contract Shares to any TrENDS Holders;

                  (xvii) act as Paying Agent, TrENDS Registrar and Series A Certificate Registrar;

                  (xviii) pay out of monies paid to the Regular Trustee pursuant to the TrENDS Trust Expense Agreement all ongoing fees and expenses of the Trust;

                  (xix) coordinate, monitor and supervise the activities of those providing services to the Trust;

                  (xx) give monthly statements to DLJ and the Sponsor of any expenses incurred by or on behalf of the Trust and to provide prompt written "Additional Expense Notices" (as defined in the TrENDS Trust Expense Agreement) as required pursuant to the TrENDS Trust Expense Agreement;

                  (xxi) receive all demands, bills and invoices for expenses incurred by or on behalf of the Trust and pay the same out of monies paid to the Regular Trustee pursuant to the TrENDS Trust Expense Agreement and deposited in the Series A Account;

                  (xxii) give notice to DLJ and the Sponsor pursuant to the TrENDS Trust Indemnity Agreement of any claim for Indemnification Expenses (as defined in the TrENDS Trust Indemnity Agreement) or any threatened claim for Indemnification Expenses;

                  (xxiii) make and receive all demands, bills and invoices for Indemnification Expenses incurred by or on behalf of the Trust and pay the same out of monies paid to the Regular Trustee pursuant to the TrENDS Trust Indemnity Agreement;

                  (xxiv) keep or cause to be kept all the books and records of the Trust;

                  (xxv) respond to inquiries by TrENDS Holders or the Series A Holder;

                  (xxvi) at the written direction of the Series A Holder, exercise the Cash Settlement Alternative;

                  (xxvii) cause the Trust Custodian to sell to the Series A Holder, if so requested by the Series A Holder, any portion of the non-cash property held by the Trust Custodian (other than shares of Common Stock or Marketable Securities held by the Trust

         Custodian) on the same terms as such non-cash property would be sold by the Custodian to third parties in accordance with the terms of Trust Custodial Agreement.

                  (xxviii) instruct the Trust Custodian and the Trust Escrow Agent to invest amounts in the Trust Custodial Account and the Trust Escrow Account in Temporary Investments selected by the Series A Holder; and

                  (xix) take all other actions and perform all other duties as may be specifically required of the Regular Trustee pursuant to express provisions of this Agreement or the terms of the TrENDS and the Series A Certificate, including but not limited to the Trust Obligation.

         SECTION 2.8. PROHIBITION OF ACTIONS BY THE TRUST AND THE TRUSTEES. The Trust shall not have the power or authority to, and the Trustees shall not cause the Trust to:

                  (a) possess property other than for a Trust purpose;

                  (b) vary the terms of the TrENDS or Series A Certificate in any way whatsoever;

                  (c) issue any evidences of ownership of, or interest in, the Trust other than the TrENDS or the Series A Certificate;

                  (d) purchase or hold any property except for property held in the Series A Estate and the TrENDS Estate;

                  (e) transfer or otherwise dispose of any shares of Contract Shares or other property of the Trust, except as required by and only in accordance with the terms of the Trust Obligation;

                  (f) make short sales or purchases on margin;

                  (g) write put or call options;

                  (h) borrow money;

                  (i) underwrite securities;

                  (j) purchase or sell real estate, commodities or commodities contracts;

                  (k) purchase restricted securities other than the Contract Shares;

                  (1) make loans; or

                  (m) take any action, or direct or permit the Trust Administrator, the Paying Agent, the Trust Escrow Agent or the Trust Custodian to take any action, that would vary the investment of the TrENDS Holders within the meaning of Treasury Regulation Section 301.7701-4(c), or otherwise take any action or direct or permit any action to be taken that would or could cause either Series not to be a "grantor trust" under the Code.

         SECTION 2.9. FUNDAMENTAL POLICY. It is a fundamental policy of the Trust that the Trust Obligation may not be terminated during the term of the Trust and that the Treasury Securities may not be disposed of prior to the earlier of their respective maturities and the termination of the Trust, other than in connection with a Liquidation Event, a Partial Liquidation Event or a Sponsor Bankruptcy (each as defined in the Trust Obligation). Neither the TrENDS Holders nor the Series A Holder may change such fundamental policy of the Trust.

         SECTION 2.10. CERTAIN DUTIES AND RESPONSIBILITIES OF THE REGULAR
TRUSTEE.

                  (a) The Regular Trustee shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Regular Trustee other than the obligation of the Regular Trustee to exercise such of the rights and powers vested in it by this Agreement in good faith in a manner which is not grossly negligent and which does not constitute bad faith or willful misconduct. The Regular Trustee in its individual capacity nevertheless agrees that it shall, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on the Trust Estate arising by, through or under the Regular Trustee (or such successor trustee) either (i) when acting in its individual capacity or (ii) when acting with gross negligence, willful misconduct or bad faith in its capacity as Regular Trustee.

                  (b)      At all times:

                  (i) the Regular Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Regular Trustee unless the Regular Trustee acted contrary to the specific provisions and intent of this Agreement with willfull misconduct, gross negligence or bad faith;

                  (ii) the Regular Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the assets of the Trust shall be to deal with such property in a similar manner as the Regular Trustee deals with similar property for its own account, similar to the protections and limitations on liability afforded to the Regular Trustee under this Agreement and the Business Trust Act;

                  (iii) the Regular Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the assets of the Trust or the payment of any taxes or assessments levied thereon or in connection therewith;

                  (iv) the Regular Trustee shall not be liable for loss in value of Temporary Investments other than losses caused by the Regular Trustee's gross negligence, bad faith or willful misconduct; and

                  (v) any money or other property, including without limitation, the Treasury Securities and the Contract Shares, held by the Regular Trustee shall be held in trust, segregated from other funds or property held by it, and shall not become part of its general assets available to its creditors and shall not be held out as available for the claims of its creditors or debts generally.

         SECTION 2.11. CERTAIN RIGHTS OF THE REGULAR TRUSTEE.

                  (a)      Subject to the provisions of Section 2.10:

                  (i) the Regular Trustee shall not be required to take any action under Section 2.7 if the Regular Trustee shall reasonably determine, or shall have been advised in writing by counsel, that such action is likely to result in personal liability for which the Regular Trustee has not been and will not be satisfactorily indemnified or is contrary to the terms hereof or is otherwise contrary to law;

                  (ii) the Regular Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                  (iii) the Regular Trustee may consult with counsel or other experts of its selection, including, without limitation, experts in accounting and financial matters, and the advice or opinion of such counsel and other experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion and the Regular Trustee shall incur no liability in connection herewith unless the Regular Trustee acted with gross negligence, willful misconduct or bad faith in its reliance on such advice or opinion Such counsel may be counsel to any Certificateholder and may include counsel employed on a salaried basis. The Regular Trustee shall have the right at any time to seek instructions concerning the administration of this Agreement from any court of competent jurisdiction;

                  (iv) the Regular Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Regular Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                  (v) any action taken by the Regular Trustee or its agent or contractor hereunder shall bind the Trust, and the signature of the Regular Trustee or its agent or contractor alone shall be sufficient and effective to bind the Trust with respect to the action taken, and no third party shall be required to inquire as to the authority of the

         Regular Trustee to so act or as to its compliance with any of the terms and provisions of this Agreement, both of which shall be conclusively evidenced by the Regular Trustee's or its agent's or contractor's taking such action; and

                  (vi) the Regular Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or fights or powers conferred upon it by this Agreement;

provided, however, that nothing contained herein shall relieve the Regular Trustee of the obligation to exercise such of the rights and powers vested in it by this Agreement and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) No provision of this Agreement shall be deemed to impose any duty or obligation on the Regular Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Regular Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation; and the Regular Trustee shall have no duty or obligation to take any action that would cause it to not to be so unqualified or incompetent No permissive power or authority available to the Regular Trustee shall be construed to be a duty.

         SECTION 2.12. DELAWARE TRUSTEE.

                  (a) Notwithstanding any other provision of this Agreement other than Section 2.4 and this Section 2.12, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Regular Trustee described in this Agreement. The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of section 3807 of the Business Trust Act that the Trust have at least one trustee with a principal place of business in Delaware It is understood and agreed by the parties hereto and the Certificateholders that the Delaware Trustee shall have none of the duties or liabilities of the Regular Trustee. The duties of the Delaware Trustee shall be limited to (a) the duties of the Delaware Trustee as set forth in Section 2.4 of this Agreement, (b) accepting legal process served on the Trust in the State of Delaware and (c) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under section 3811 of the Business Trust Act.

                  (b) The Delaware Trustee shall have the rights, protections and immunities of the Regular Trustee under, mutatis mutandis, Sections 2.11, and 6.7.

         SECTION 2.13. TRUST MERGERS, ETC. The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or lease its properties and assets substantially as an entirety to any Person.

                                   ARTICLE III

             ESTABLISHMENT OF ACCOUNTS; DISTRIBUTIONS AND REPORTS TO
                            CERTIFICATEHOLDERS; TAXES

         SECTION 3.1. THE SERIES A ACCOUNT.

                  (a) ESTABLISHMENT OF SERIES A ACCOUNT: DEPOSITS IN SERIES A ACCOUNT. The Regular Trustee, for the benefit of the Series A Holder, shall establish and maintain one or more accounts (collectively, the "Series A Account") entitled "Bankers Trust Company, in trust for the holder of the Series A Interest in the Qwest TrENDS Trust." The Series A Account shall be an Eligible Account. The Regular Trustee shall deposit or cause to be deposited in the Series A Account, not later than one Business Day after receipt or otherwise as required hereunder, the following payments and collections received on and after the Closing Date:

                  (i) the Firm Purchase Price received pursuant to Section 2.6(b)(i) hereof and Section 1.2(a) of the Trust Obligation;

                  (ii) the Additional Purchase Price received pursuant to
         Section 2.6(b)(ii) hereof and Section 1.2(b) of the Trust Obligation;

                  (iii) any payments received from DLJ in respect of reimbursement of expenses payable pursuant to the TrENDS Trust Expense Agreement; and

                  (iv) any payments received from DLJ in respect of reimbursement of indemnity payments pursuant to the TrENDS Trust Indemnity Agreement.

         The Series A Account shall be maintained as a segregated account, separate and apart from the other accounts of the Regular Trustee.

         Funds in the Series A Account, to the extent invested, shall be invested in Temporary Investments in accordance with the provisions of Section
3.2. The Regular Trustee shall give notice to the Series A Holder of the location of the Series A Account as of the Closing Date and of the new location of the Series A Account prior to any change thereof.

                  (b) PERMITTED WITHDRAWALS FROM THE SERIES A ACCOUNT. The Regular Trustee may from time to time withdraw funds from the Series A Account for the following purposes:

                  (i) to pay to the Depositor an amount equal to the Firm Purchase Price deposited therein pursuant to Section 3.1(a)(i) hereof net of an amount equal to the Up Front Fee Amount (which fee amount the Regular Trustee shall be entitled to withdraw and pay to itself as provided in Section 3.1 (b)(iii) hereof;

                  (ii) to pay to the Series A Holder an amount equal to the Additional Purchase Price deposited therein pursuant to Section 3.1
         (a)(ii) hereof;

                  (iii) to pay itself the Up-Front Fee Amount;

                  (iv) to make payments of any of the expenses of the Trust or the Trust Custodian, Trust Escrow Agent, Trust Administrator or Paying Agent (other than indemnity expenses provided for in Section 3.1(b)(vii) hereof), but only out of amounts deposited therein pursuant to Section 3.1(a)(iii) hereof;

                  (v) to pay any and all documentary, stamp, transfer or similar taxes and charges required to be paid by the Trust pursuant to Section 2.6(a)(iv) hereof (other than indemnity expenses provided for in Section 3.1(b)(viii) hereof), but only out of funds deposited therein pursuant to Section 3.1(a)(iii) hereof;

                  (vi) to make payments in respect of indemnity mounts payable to the Trust Escrow Agent pursuant to Section 10.16 of the Trust Escrow Agreement, the Trust Custodian pursuant to Section 10.16 of the Trust Custodial Agreement, the Trust Administrator pursuant to Section 7.11 of the Trust Administration Agreement and the Regular Trustee pursuant to Section 8.2(b) hereof, but only out of amounts deposited therein pursuant to Section 3.1(a)(iv) hereof;

                  (vii) to pay itself any earnings (net of any losses) on investments made pursuant to Section 3.2(b);

                  (viii) to pay to the Series A Holder upon request any earnings (net of any losses) on investments made pursuant to Section 3.2(a);

                  (ix) to withdraw any amounts deposited in the Series A Account in error; and

                  (x) to clear and terminate the Series A Account upon the termination of this Agreement.

         SECTION 3.2. INVESTMENTS.

                  (a) The Regular Trustee shall, at the written direction of the Series A Holder, invest all amounts deposited in the Series A Account (other than amounts deposited in the Series A Account pursuant to Section 3.1(a)(iii) and (iv) hereof) in Temporary Investments and maturing, unless payable upon demand, not later than the Business Day immediately preceding the next succeeding date on which such funds are expected to be withdrawn from such account pursuant to this Agreement. Whether or not the Series A Holder directs the investment of amounts deposited in the Series A Account (other than amounts deposited in the Series A Accounts pursuant to Section 3.1(a)(iii) and (iv) hereof), interest and investment income realized on such funds (net of any losses) shall be for the sole and exclusive benefit of the Series A Holder and shall be subject to withdrawal pursuant to Section 3.1(b)(x).

                  (b) The Regular Trustee shall be permitted to invest all amounts on deposit in the Series A Account pursuant to Section 3.1(a)(iii) and
(iv) hereof in Temporary Investments and maturing, unless payable upon demand, not later than the Business Day immediately preceding the next succeeding date on which such funds are expected to be withdrawn from such account pursuant to this Agreement. Whether or not the Regular Trustee invests amounts deposited in the Series A Account pursuant to Section 3.1(a)(iii) and (iv) in Temporary Investments, interest and investment income realized on such funds (net of any losses) shall be for the sole and exclusive benefit of the Regular Trustee and shall be subject to withdrawal pursuant to Section 3.1(b)(ix).

                  (c) The Regular Trustee is hereby authorized, unless otherwise directed by the Series A Holder pursuant to Section 3.2(a), to effect transactions in Temporary Investments through a capital markets affiliate of the Regular Trustee or its own investment department. Except as otherwise specifically provided herein, the Regular Trustee shall not have the power to sell, transfer, or to acquire additional Temporary Investments.

                  (d) The Regular Trustee shall have no liability to the Trust or any Certificateholder or any other person with respect to any Temporary Investment other than an investment made pursuant to Section 3.2(b) and other than for its own gross negligence, its own bad faith or its own willful misconduct. In no event shall the Regular Trustee be liable for the selection of Temporary Investments or investment losses incurred thereon, other than an investment made pursuant to Section 3.2(b). The Regular Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Temporary Investment prior to its stated maturity, provided, however, that the Regular Trustee shall bear its own losses incurred as a result of liquidating Temporary Investments made for its benefit pursuant to Section 3.2(b).

         SECTION 3.3. DISTRIBUTIONS.

                  (a) QUARTERLY DISTRIBUTIONS. On each Quarterly Distribution Date, the Trust Escrow Agent shall transfer to the Paying Agent the proceeds of the Treasury Securities maturing in respect of such Quarterly Distribution Date pursuant to the Trust Escrow Agreement.

                  The Paying Agent shall pay such proceeds to TrENDS Holders that are registered holders thereof at the close of business on the related Record Date. Payment of the Quarterly Distributions shall be made on the applicable Quarterly Distribution Date, subject to applicable laws and regulations, by wire transfer to such account as the TrENDS Holders shall designate by written instruction received by the Paying Agent not later than the Record Date related to the applicable Quarterly Distribution Date, or otherwise by check mailed on or before the Quarterly Distribution Date to the TrENDS Holder entitled thereto at such TrENDS Holder's address appearing on the TrENDS Register. If a TrENDS is exchanged for any other TrENDS during the period commencing at the close of business at the office or agency where such exchange occurs on any Record Date and ending before the opening of business at such office or agency on the related Quarterly Distribution Date, no Quarterly Distribution will be payable on such Quarterly Distribution Date in respect of such new TrENDS, but will be payable on such Quarterly Distribution Date only in respect of the prior TrENDS All Quarterly Distributions will be allocated pro rata among the TrENDS Holders.

                  (b) PARTIAL LIQUIDATION EVENTS. In the event of a Partial Liquidation Event, the following distributions shall occur on the Partial Liquidation Distribution Date:

                  (i) the Trust Custodian shall transfer (A) to the Paying Agent, and the Paying Agent shall distribute to TrENDS Holders pro rata, an amount equal to the Adjusted Present Value of the Partial Liquidation Distribution Amount and (B) to the Series A Holder, the Partial Liquidation Residual Amount, in each case calculated by the Trust Administrator in accordance with the Trust Administration Agreement and the Trust Obligation; and

                  (ii) the Trust Escrow Agent shall transfer to the Paying Agent, and the Paying Agent shall distribute to TrENDS Holders pro rata, an mount equal to the Treasury Securities Distribution Amount calculated by the Trust Escrow Agent in accordance with the Trust Escrow Agreement, based on certain information, including the Liquidation Fraction, to be provided by the Trust Administrator pursuant to the Trust Administration Agreement and the Trust Obligation.

                  (c) LIQUIDATION EVENTS. In the event of a Liquidation Event, the following distributions shall occur on the Liquidation Distribution Date:

                  (i) the Trust Custodian shall transfer (A) to the Paying Agent, and the Paying Agent shall distribute to TrENDS Holders pro rata, an amount equal to the Adjusted Present Value of the Liquidation Distribution Amount calculated pursuant to the Trust Obligation and (B) to the Series A Holder, an amount equal to the Liquidation Residual Amount; and

                  (ii) the Trust Escrow Agent shall transfer to the Paying Agent, and the Paying Agent shall distribute to TrENDS Holders pro rata, an amount equal to the proceeds of the liquidation of the remaining Treasury Securities held by the Trust Escrow Agent pursuant to the Trust Escrow Agreement.

                  (d) SPONSOR BANKRUPTCY. In the event of a Sponsor Bankruptcy, the following distributions shall occur on the Liquidation Distribution Date:

                  (i) the Trust Custodian shall transfer (A) to the Paying Agent, and the Paying Agent shall distribute to TrENDS Holders pro rata, an amount equal to the Liquidation Distribution Amount calculated pursuant to the Trust Obligation and (B) to the Series A Holder, an amount equal to the Liquidation Residual Amount; and

                  (ii) the Trust Escrow Agent shall transfer to the Paying Agent, and the Paying Agent shall distribute to TrENDS Holders pro rata, an amount equal to the proceeds of the liquidation of the remaining Treasury Securities held by the Trust Escrow Agent pursuant to the Trust Escrow Agreement.

                  (e) COMMON STOCK PERMITTED DIVIDENDS. In the event the Trust Custodian receives dividends that constitute Common Stock Permitted Dividends, the Trust Custodian shall transfer such dividends to the Series A Holder promptly following receipt.

                  (f) MARKETABLE SECURITIES PERMITTED DIVIDENDS. In the event the Trust Custodian receives dividends that constitute Marketable Securities Permitted Dividends, the Trust Custodian shall hold and invest such dividends pursuant to the Trust Custodial Agreement. On the next Quarterly Distribution Date, the Trust Custodian shall transfer (i) to the Paying Agent, and the Paying Agent shall distribute to TrENDS Holders pro rata immediately upon receipt, an mount equal to such Marketable Securities Permitted Dividends and (ii) to the Series A Holder, all investment earnings (net of any losses) on such Marketable Securities Permitted Dividends. The Series A Holder shall indemnify the Trust for any losses (net of all gains) on any Marketable Securities Permitted Dividends invested at its direction during the period following receipt by the Trust Custodian to the next Quarterly Distribution Date.

                  (g) INSTRUCTIONS FROM TRUST ADMINISTRATOR. The Paying Agent shall receive and execute all instructions from the Trust Administrator regarding distributions to the TrENDS Holders.

         SECTION 3.4. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION. The Regular Trustee shall afford to the Trust Administrator, the Trust Custodian and any Certificateholder access to all reports, documents and records maintained by the Regular Trustee in respect of its duties hereunder and all documentation regarding the Contract Shares within its control that may be required to be provided by this Agreement or by applicable law. The Regular Trustee shall keep a certified copy or duplicate original of this Agreement on file at the office of the Trust and the office of the Trust Administrator available for inspection at all reasonable times during its usual business hours by any Certificateholder. Such access shall be afforded without charge but only upon 2 days prior written request and during normal business hours at the offices designated by the Regular Trustee.

         SECTION 3.5. RULE 144A(d)(4) INFORMATION. The Regular Trustee shall maintain at its office primarily responsible for administration of the Trust and upon written request by any Certificateholder shall make available for inspection to any Certificateholder or Person identified to the Regular Trustee as a prospective transferee of a TrENDS by any Certificateholder (at the reasonable request and expense of the requesting party), copies of the following items: (i) any private placement memorandum or other disclosure document relating to the TrENDS, in the form most recently provided to the Regular Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement and any other Transaction Document, and any amendments hereto or thereto; and (iii) all reports prepared by, and all reports delivered to, the Regular Trustee or the Trust Administrator since the Closing Date. The Trustee shall make available for inspection copies of any and all of the foregoing items upon written request of any party set forth in the previous sentence; provided, however, that the Regular Trustee shall be permitted to require of such party the payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies as are requested by such party.

         SECTION 3.6. REPORTS. The Trustee shall cause the Accountant to prepare and transmit to the Certificateholders, at least semi-annually for both the TrENDS Estate and the Series A Estate, a balance sheet for the Trust and each Series accompanied by a statement of the aggregate value of investments on the date of such balance sheet, a list showing the amounts and values of such investments owned on the date of such balance sheet, and a statement of income for the period covered by the report. At least annually the financial statements contained in such annual reports shall be accompanied by a report of the Accountant based upon an audit not less in scope or procedures than that which independent public accountants would ordinarily make for the purpose of presenting comprehensive and dependable financial statements Each such report shall state that such Accountant has verified investments owned, either by actual examination or by receipt of a statement from the Trust Custodian and Trust Escrow Agent.

         SECTION 3.7. TAXES.

                  (a) TAX RETURNS. The Regular Trustee shall cause the Accountant to prepare or cause to be prepared and sign and/or file tax returns and information returns in connection with the transactions contemplated hereby or by any other Transaction Document (the "Tax Return"); provided, however, that the Regular Trustee shall send or cause to be sent a copy of the completed Tax Return to the Series A Holder not more than 60 nor less than 30 days prior to the due date of the Tax Return. The Depositor and the Certificateholders shall each, upon request by the Regular Trustee, furnish the Regular Trustee with all such information as may be reasonably required from the Depositor or the Certificateholders in connection with the preparation of such Tax Return. The Regular Trustee shall keep copies of the Tax Returns delivered to or filed by it.

                  (b) TAX WITHHOLDING. If the Regular Trustee is required (whether on liquidation of the Trust or otherwise) to make payments to the Series A Holder or the TrENDS Holders, notwithstanding any other provisions of this Agreement, the Regular Trustee shall comply with all federal withholding requirements with respect to the Series A Holder or the TrENDS Holders that the Accountant or the Regular Trustee reasonably believes are applicable under the Code. The consent of the Depositor, the Series A Holder or the TrENDS Holders, as the case may be, shall not be required for any such withholding. The parties hereto understand and agree that the Regular Trustee shall not be required to gross up any such payments for the amount of such withholding (or any other amounts).

                  (c) TRUST OBLIGATION. The Trust hereby agrees that (i) it shall not treat the Trust Obligation, any portion of this Agreement, or any obligation hereunder or under the Trust Obligation as giving rise to any interest income or other inclusions of ordinary income; (ii) it shall not treat the delivery of any portion of the Contract Shares or cash to be delivered pursuant to the Trust Obligation as the payment of interest or ordinary income;
(iii) it shall treat the Trust Obligation in its entirety as a contract for the delivery of such Contract Shares or cash; and (iv) it shall not take any action that is inconsistent with the obligations contained in
(i) through (iii). Notwithstanding the preceding sentence, the Trust may take any action or position required by law, provided that the Trust receives a substantially unqualified opinion of counsel, nationally recognized as expert in United States federal tax matters, to the effect that such action or position is required by a statutory change, United States Treasury regulation or applicable court decision published after the Closing Date.

                                   ARTICLE IV

                      ISSUANCE OF THE SERIES A CERTIFICATE

         SECTION 4.1. EXECUTION AND DELIVERY OF SERIES A CERTIFICATE.

                  (a) The Regular Trustee shall, on the date hereof, execute on behalf of the Trust and cause to be authenticated by the Series A Certificate Registrar and delivered to and upon the order of the Depositor, the Series A Certificate in an authorized denomination evidencing all of the beneficial interests in the Series A Estate. The rights of the holder of the Series A Certificate to receive distributions from the proceeds of the Series A Estate in respect of its Series A Certificate, and all ownership interests of the Series A Holder in such distributions, shall be as set forth in this Agreement.

                  (b) The Series A Certificate shall be substantially in the form attached hereto as EXHIBIT B, provided that the Series A Certificate may be issued with appropriate insertions, omissions, substitutions and variations and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Series A Certificate is admitted to trading, or to conform to general usage.

                  (c) The ownership of the Series A Certificate shall be recorded in the Series A Certificate Register. The Series A Certificate Register shall be conclusive as to the identity of the Series A Holder.

                  (d) The Series A Certificate may be printed or in typewritten or similar form. The Series A Certificate shall be executed by manual or facsimile signature on behalf of the Series A Estate by an authorized officer of the Regular Tmstee, not individually, but solely as Regular Trustee. A Series A Certificate bearing the signatures of individuals who were at any time the proper officers of the Regular Trustee shall bind the Regular Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of the Series A Certificate or did not hold such offices at the date of the Series A Certificate. The Series A Certificate shall not be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Series A Certificate a certificate of authentication in the form set forth on the signature page of the form of Series A Certificate attached as EXHIBIT B, executed by the Series A Certificate Registrar by manual or facsimile signature, and such certificate of authentication upon the Series A Certificate shall be conclusive evidence, and the only evidence, that the Series A Certificate has been duly authenticated and delivered hereunder. The Series A Certificate shall be dated the date of its authentication.

         SECTION 4.2. RIGHTS AND PREFERENCES OF THE SERIES A HOLDER. The Series A Holder shall have the following relative rights and preferences:

                  (a) LIQUIDATION. In the event of the liquidation or dissolution of the Trust, Series A Holder shall be entitled to receive, subject to the satisfaction of the Trust Obligation, all Contract Shares, if any, remaining after delivery of a number of Contract Shares determined in accordance with the Trust Obligation to the TrENDS Holders, any mounts on deposit in the Series A Account and any other assets of the Series A Estate held by or on behalf of the Regular Trustee for the benefit of the Series A Holder.

                  (b) TRANSFER. The Series A Certificate shall not be transferred by the Series A Holder except in connection with the liquidation of the Series A Holder.

                  (c) NO PRE-EMPTIVE RIGHTS. The Series A Holder shall have no pre-emptive or other right to subscribe for the TrENDS.

                  (d) STATUS OF SERIES A CERTIFICATE. The Series A Certificate shall be deemed to be personal property giving only the rights provided in this Agreement. The Series A Holder by virtue of acquiring the Series A Certificate shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The dissolution, termination or bankruptcy of a Series A Holder during the continuance of the Trust shall not operate to dissolve or terminate the Trust nor entitle the representative of such Series A Holder to an accounting or to take any action in court or elsewhere against the Trust or the Regular Trustee, but only to the rights of such Series A Holder under this Trust. Ownership of the Series A Certificate shall not entitle the Series A Holder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting. Neither the Trust nor the Regular Trustee, nor any officer, employee or agent of the Trust shall have any power to bind personally any Series A Holder, nor except as specifically provided herein to call upon any Series A Holder for the payment of any sum of money or assessment whatsoever other than such as the Series A Holder may at any time personally agree to pay.

                  (e) LIMITATION OF LIABILITY. The Series A Holder shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                                    ARTICLE V

                ISSUANCE OF TrENDS; REGISTRY; TRANSFER OF TrENDS

         SECTION 5.1. ORIGINAL ISSUE OF CERTIFICATES. On the date the TrENDS sold pursuant to the Purchase Agreement are originally issued, certificates for the TrENDS shall be issued by the Trust, and, at the request of the Initial Purchasers, registered in such names and such denominations as the Initial Purchasers shall have previously instructed the Regular Trustee in writing.

         SECTION 5.2. FORM OF CERTIFICATE. Each TrENDS shall be countersigned manually or in facsimile by the Regular Trustee and executed manually by the Regular Trustee, on behalf of the Trust, in substantially the form of EXHIBIT A hereto with the blanks appropriately filled in, shall be dated the date of execution and delivery by the Regular Trustee and shall represent a fractional undivided interest in the TrENDS Estate, the numerator of which fraction shall be the number of TrENDS set forth on the face of such TrENDS and the denominator of which shall be the total number of TrENDS outstanding at that time. All TrENDS shall be issued in registered form and shall be numbered serially. At no time shall the aggregate number of TrENDS represented by such countersigned certificates exceed the number of then outstanding TrENDS, except as permitted by Section 5.5 of this Agreement.

         The Trust reserves the right to modify the form of certificate from time to time to reflect any changes in applicable law or regulation (or the interpretation thereof) and/or if it so determines, discontinue the requirement that such certificates be delivered. Any resale or other transfer, or attempted resale or other transfer, of a TrENDS that is not made in compliance with the restrictions set forth thereon will be void and will not be recognized by the Trust. The TrENDS and related documentation may, subject to the terms of the Transaction Documents, be amended or supplemented from time to time to modify the restrictions on and procedures for resales and other transfers of the TrENDS to reflect any change in applicable law or regulation (or the interpretation thereof). Each holder of any TrENDS shall be deemed, by the acceptance of such TrENDS, to have agreed to any such amendment or supplement.

         Pending the preparation of definitive TrENDS, the Regular Trustee, on behalf of the Trust, may execute and the Regular Trustee shall authenticate and deliver temporary TrENDS (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the TrENDS Registrar). Temporary TrENDS shall be issuable as registered TrENDS substantially in the form of the definitive TrENDS but with such omissions, insertions and variations as may be appropriate for temporary TrENDS. Every temporary TrENDS shall be executed by the Regular Trustee and be authenticated by the TrENDS Registrar upon the same conditions and in substantially the same manner, and with like effect, as the definitive TrENDS. Without unreasonable delay the Regular Trustee shall execute and shall furnish definitive TrENDS and thereupon temporary TrENDS may be surrendered in exchange therefor without charge at each office or agency of the TrENDS Registrar and the TrENDS Registrar shall authenticate and deliver in exchange for such temporary TrENDS definitive TrENDS for a like aggregate number of TrENDS. Until so exchanged, the temporary TrENDS shall be entitled to the same benefits hereunder as definitive TrENDS.

         SECTION 5.3. TRANSFER BOOKS. The TrENDS Registrar shall maintain a TrENDS Register in which the TrENDS Registrar shall provide for the registration of TrENDS and for transfers and exchanges of TrENDS as herein provided. In ease of any written request or demand for the inspection of the TrENDS Register or any other books in the possession of the TrENDS Registrar, the TrENDS Registrar shall notify the Regular Trustee and secure instructions as to permitting or refusing such inspection. The TrENDS Registrar reserves the right, however, to exhibit the transfer books or other books to any person in case it is advised by its counsel that its failure to do so would (i) be unlawful or (ii) expose it to liability, unless the Trust shall have offered indemnification satisfactory to the TrENDS Registrar.

         SECTION 5.4. TRANSFER OF TrENDS: ISSUANCE, TRANSFER AND INTERCHANGE OF CERTIFICATES. TrENDS may be transferred by the TrENDS Holder by presentation and surrender of properly endorsed TrENDS at the office of the TrENDS Registrar, accompanied by such documents executed by the TrENDS Holder or his authorized attorney as the TrENDS Registrar deems necessary to evidence the authority of the person making the transfer. TrENDS issued pursuant to this Agreement are interchangeable for one or more other TrENDS in an equal aggregate number of TrENDS and all TrENDS issued as may be requested by the TrENDS Holder and deemed appropriate by the TrENDS Registrar shall be issued in minimum round lots of 100 TrENDS or any multiple thereof. The TrENDS Registrar may deem and treat the person in whose name any TrENDS shall be registered in the TrENDS Register as the owner of such TrENDS for all purposes hereunder and the TrENDS Registrar shall not be affected by any notice to the contrary. The TrENDS Register maintained by the TrENDS Registrar for the purpose of this Section 5.4 hereof shall include the name and address of the record owners of the TrENDS and shall be closed in connection with the termination of the Trust pursuant to Section
9.1 hereof.

         Notwithstanding the foregoing, the TrENDS Registrar shall refuse to register (i) any transfer unless it receives (and upon receipt, may conclusively rely upon) a certificate of a TrENDS Holder desiring to effect such transfer substantially in the form of EXHIBIT C and a certificate from such TrENDS Holder's prospective transferee substantially in the form of EXHIBIT D or (ii) any transfer that would cause the number of TrENDS Holders to be 500 or more, unless the TrENDS Registrar receives an Opinion of Counsel that such transfer would not require the Trust to register pursuant to 12(g) of the Exchange Act. None of the Trust, the Regular Trustee or the TrENDS Registrar is obligated to register or qualify the TrENDS under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any TrENDS or interest therein without registration or qualification. Sales and transfers that would cause the Trust to be required to register as an "investment company" under the Investment Company Act will be void and will not be honored by the Trust. If the Transfer Agent receives the certificates described in (i) of this paragraph and has no actual knowledge that such certificates are inaccurate, the Transfer Agent will be deemed to have complied with its obligations regarding the Investment Company Act. If at any time the nature of the beneficial owners of the TrENDS would cause the Trust to be required to register as an "investment company" under the Investment Company Act, the Trust may, in its discretion, redeem the TrENDS of any TrENDS Holder who holds any TrENDS in violation of the applicable transfer restrictions or compel any such TrENDS Holder to transfer TrENDS.

         A sum sufficient to cover any documentary, stamp, transfer or similar taxes and charges that may be imposed in connection with any such transfer shall be paid to the TrENDS Registrar by the TrENDS Holder. A TrENDS Holder may be required to pay a fee for each new TrENDS to be issued pursuant to the preceding paragraph in such amount as may be specified by the TrENDS Registrar and approved by the Regular Trustee.

         SECTION 5.5. DISPOSITION OF CANCELED TrENDS RECORDS. The TrENDS Registrar shall retain certificates which have been canceled in transfer or in exchange and accompanying documentation for six calendar years from the date of such cancellation, and shall make such records available during this period at any time, or from time to time, for reasonable periodic, special, or other examinations by the Board of Governors of the Federal Reserve System. Thereafter such records shall not be destroyed by the TrENDS Registrar but shall be safely stored for possible future reference. In case of any request or demand for the inspection of the TrENDS Register or any other books in the possession of the TrENDS Registrar, the TrENDS Registrar shall notify the Regular Trustee and seek to secure instructions as to permitting or refusing such inspection. The TrENDS Registrar reserves the right, however, to exhibit the register or other records to any person in case it is advised by its counsel that its failure to do so would (i) be unlawful or (ii) expose it to liability, unless the Regular Trustee shall have offered indemnification satisfactory to the TrENDS Registrar.

         The TrENDS Registrar may adopt other reasonable rules and regulations for the registration, transfer and tender of TrENDS as it may, in its discretion, deem necessary.

         SECTION 5.6. REPLACEMENT OF CERTIFICATES. In case any TrENDS shall become mutilated or be destroyed, stolen or lost, the TrENDS Registrar shall execute and deliver a new TrENDS in exchange and substitution therefor upon the holder's furnishing the TrENDS Registrar with proper identification and indemnity satisfactory to it, complying with such other reasonable regulations and conditions as the TrENDS Registrar may prescribe and paying such expenses and charges, including any bonding fee, as the TrENDS Registrar may incur or reasonably impose; provided that if the Trust has terminated or is in the process of terminating, the Regular Trustee, on behalf of the Trust, in lieu of issuing such new TrENDS, may, upon the terms and conditions set forth herein, make the distributions set forth in Section 3.3 hereof. Any mutilated TrENDS shall be duly surrendered and canceled before any duplicate TrENDS shall be issued in exchange and substitution therefor. Upon issuance of any duplicate TrENDS pursuant to this Section 5.6 hereof, the original TrENDS claimed to have been lost, stolen or destroyed shall become null and void and of no effect, and any bona fide purchaser thereof shall have only such rights as are afforded under Article 8 of the Uniform Commercial Code to a holder presenting a TrENDS for transfer in the case of an over issue.

         SECTION 5.7. REDEMPTION OF CERTIFICATES. TrENDS Holders will be entitled to receive a distribution in accordance with the Trust Obligation upon surrender of the TrENDS at the offices of the TrENDS Registrar on the Exchange Date or upon an earlier dissolution of the Trust. If any TrENDS is not presented for payment on the Exchange Date, the Regular Trustee shall instruct the Trust Administrator to set aside the pro rata amount of Contract Shares and any cash for fractional Contract Shares allocable to such TrENDS in a segregated account separate from the Trust Custodial Account but which constitutes an Eligible Account.

         All TrENDS surrendered for transfer and exchange in accordance with the terms hereof shall be canceled and disposed of by the TrENDS Registrar in accordance with its customary procedures.

         Notice of the final distribution on the TrENDS shall be given by the Paying Agent on the fifth Business Day prior to the Exchange Date (or, in the event of a Liquidation Event or a Sponsor Bankruptcy, on the Liquidation Calculation Date), to the TrENDS Holders of record as of such date at the TrENDS Holders addresses appearing in the TrENDS Register and to the Series A Holder. Such notice shall state the final distribution date and where the TrENDS are to be surrendered for payment.

         SECTION 5.8. UNCLAIMED SECURITIES. At the expiration of two years following the Exchange Date, the Trust Administrator shall transfer any Contract Shares and any cash for fractional shares, set aside in accordance with Section
5.7 for TrENDS not redeemed by TrENDS Holders, to the Regular Trustee to be held in trust by the Regular Trustee in a segregated account for the benefit of the applicable TrENDS Holder until distributed in accordance with applicable law. Any successor to the Regular Trustee through merger, consolidation or otherwise or any recipient of substantially all the assets of the Regular Trustee in a liquidation of the Regular Trustee shall remain liable for the motmt of any unclaimed Contract Shares and cash for fractional shares transferred to the Regular Trustee pursuant to this Section 5.8.

         SECTION 5.9. RIGHTS AND PREFERENCES OF THE TrENDS. The TrENDS have the following relative rights and preferences:

                  (a) LIQUIDATION. In the event of the liquidation or dissolution of the TrENDS Trust, TrENDS Holders shall be entitled to receive a pro rata portion of the number of Contract Shares and the amount of any cash or other consideration received from the Series A Estate in satisfaction of the Trust Obligation.

                  (b) REDEMPTION. The Regular Trustee shall have no right or obligation to redeem the TrENDS prior to the Exchange Date except as provided in the Trust Obligation.

                  (c) EQUALITY. Each TrENDS shall represent an equal proportionate interest in the TrENDS Estate, subject to the liabilities belonging to the TrENDS Estate and each TrENDS shall be equal to each other TrENDS.

                  (d) STATUS OF TrENDS. TrENDS shall be deemed to be personal property giving only the rights provided in this Agreement. Each TrENDS Holder by virtue of acquiring TrENDS shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death, incapacity, dissolution, termination or bankruptcy of a TrENDS Holder during the continuance of the Trust shall not operate to dissolve or terminate the Trust nor entitle the representative of such TrENDS Holder to an accounting or to take any action in court or elsewhere against the Trust or the Regular Trustee, but only to the rights of such TrENDS Holder under the Trust. Ownership of TrENDS shall not entitle the TrENDS Holder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of TrENDS constitute the TrENDS Holders' partners. Neither the Trust nor the Regular Trustee, nor any officer, employee or agent of the Trust shall have any power to bind personally any TrENDS Holder, nor except as specifically provided herein to call upon any TrENDS Holder for the payment of any sum of money or assessment whatsoever other than such as the TrENDS Holder may at any time personally agree to pay.

                  (e) LIMITATION OF PERSONAL LIABILITY. The TrENDS Holders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE VI

                                    TRUSTEES

         SECTION 6.1. DELAWARE TRUSTEE: ELIGIBILITY.

                  (a) The Delaware Trustee shall qualify as an Eligible Trustee and shall be (i) a natural person who is a resident of the State of Delaware and who is at least 21 years of age; or (ii) if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law.

                  (b) The Delaware Trustee may be an Affiliate of the Regular Trustee.

         SECTION 6.2. REGULAR TRUSTEE; ELIGIBILITY.

                  (a) There shall at all times be one trustee of the Trust that acts as the Regular Trustee. The Regular Trustee shall qualify as an Eligible Trustee.

                  (b) If at any time a Regular Trustee who is qualified under
Section 6.2(a) shall cease to be so qualified, such Regular Trustee shall immediately resign in the manner and with the effect set forth in Section 6.3(c).

         SECTION 6.3. APPOINTMENT, REMOVAL AND RESIGNATION OF TRUSTEES.

                  (a) Subject to Section 6.3(b), the Trustees, or any of them, may be appointed or removed without cause at any time at the written direction of the Series A Holder.

                  (b) (i) The Trustee shall not be removed under Section 6.3(a) until a successor Regular Trustee ("Successor Regular Trustee") that is qualified under Section 6.2(a) has been appointed and has accepted such appointment by written instrument executed by such Successor Regular Trustee and delivered to the Series A Holder; and

                  (ii) the Trustee that acts as Delaware Trustee shall not be removed in accordance with Section 6.3(a) until a successor Delaware Trustee, possessing the qualifications to act as Delaware Trustee under
         Section 6.1(a) ("Successor Delaware Trustee"), has been appointed and has accepted such appointment by written instrument executed by such

         Successor Delaware Trustee and delivered to the Regular Trustee and the Series A Holder.

                  (c) A Trustee appointed to office shall hold office until his successor shall have been appointed or until his removal or resignation. Any Trustee may resign from office by an instrument in writing signed by the Trustee and delivered to the Series A Holder and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:

                  (i) no such resignation of such Trustee shall be effective until a Successor Regular Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Regular Trustee and delivered to the Trust, the Series A Holder and the resigning Regular Trustee and is qualified under Section 6.2(a); and

                  (ii) no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Series A Holder and the resigning Delaware Trustee and is qualified under Section 6.1(a).

                  (d) The Series A Holder shall use its best efforts to promptly appoint a Successor Regular Trustee or Successor Delaware Trustee, as the case may be, if the Regular Trustee or the Delaware Trustee is removed from office or delivers an instrument of resignation in accordance with this Section 6.3.

                  (e) If no Successor Regular Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this
Section 6.3 within 30 days after delivery to the Series A Holder and the Trust of an instrument of resignation, the resigning Regular Trustee or Delaware Trustee, as applicable, may petition any court of competent jurisdiction for appointment of a Successor Regular Trustee or Successor Delaware Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a Successor Regular Trustee or Successor Delaware Trustee, as the case may be.

                  (f) Notwithstanding the replacement of any Trustee, a predecessor trustee shall be entitled to all of the protections and benefits of
Article VIII hereof.

         SECTION 6.4. VACANCIES AMONG TRUSTEES. If a Trustee ceases to hold office for any reason, a vacancy shall occur and the vacancy shall be filled with a Trustee appointed in accordance with Section 6.3.

         SECTION 6.5. EFFECT OF VACANCIES. The resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled by the appointment of a Trustee in accordance with Section 6.3, the Trustee or Trustees in office, regardless of their number, shall have all the powers granted to the Regular Trustee.

         SECTION 6.6. MERGER OR CONSOLIDATION OF TRUSTEES. Any corporation into which the Regular Trustee or Delaware Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Regular Trustee or Delaware Trustee shall be a party, or any corporation succeeding to the business of the Regular Trustee or Delaware Trustee shall be the successor of the Regular Trustee or Delaware Trustee hereunder without the execution or filing of any paper with any party hereto or any fiather act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

         SECTION 6.7. NOT ACTING IN INDIVIDUAL CAPACITY. All persons or entities having any claim against the Regular Trustee by reason of the transactions contemplated by the Transaction Documents shall look only to the Series A Estate or the TrENDS Estate, as the case may be, for payment or satisfaction thereof, except as otherwise provided in this Agreement and except to the extent that the Regular Trustee shall otherwise expressly agree in any Transaction Documents to which it (in its individual capacity) or the Trust is a party.

                                   ARTICLE VII

             REPRESENTATIONS OF REGULAR TRUSTEE AND DELAWARE TRUSTEE

         SECTION 7.1. REPRESENTATIONS AND WARRANTIES OF REGULAR TRUSTEE. The Trustee that acts as initial Regular Trustee represents and warrants at the date of this Agreement to the Trust and to the Certificateholders and each Successor Regular Trustee represents and warrants to the Trust and the Certificateholders at the time of the Successor Regular Trustee's acceptance of its appointment as Regular Trustee, that:

                  (a) the Regular Trustee is a banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the state of New York, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Agreement and all the Transaction Documents to which the Regular Trustee is a party;

                  (b) the execution, delivery and performance by the Regular Trustee of this Agreement has been duly authorized by all necessary corporate action on the part of the Regular Trustee and this Agreement has been duly executed and delivered by the Regular Trustee;

                  (c) the execution, delivery and performance of this Agreement does not conflict with or constitute a breach of the charter or by-laws of the Regular Trustee;

                  (d) the Regular Trustee, in its individual capacity, has full power and authority and has taken all action necessary to execute and deliver this Agreement and any and all documents to be executed or delivered by it in its individual capacity in connection with this Agreement and to fulfill its obligations under, and to consmate the transactions contemplated by, this Agreement and such other documents executed in connection herewith to which it or the Trust is a party, and this Agreement is the legal, valid and binding obligations of Bankers Trust Company, in its individual capacity, enforceable against Bankers Trust Company in accordance with its respective terms, except as such terms may be limited by insolvency, receivership, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity;

                  (e) the Regular Trustee meets the eligibility requirements set forth in Section 6.2.

         SECTION 7.2. REPRESENTATIONS AND WARRANTIES OF DELAWARE TRUSTEE. The Trustee that acts as initial Delaware Trustee represents and warrants at the date of this Agreement to the Trust and to the Certificateholders, and each Successor Delaware Trustee represents and warrants to the Trust and Certificateholders at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee, that:

                  (a) the Delaware Trustee has its principal place of business in the State of Delaware;

                  (b) the Delaware Trustee is a banking corporation or association with trust powers, duly organized, validly existing and in good standing under the laws of the State of Delaware, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Agreement;

                  (c) the execution, delivery and performance by the Delaware Trustee of this Agreement has been duly authorized by all necessary corporate action on the part of the Delaware Trustee and this Agreement has been duly executed and delivered by the Delaware Trustee;

                  (d) the execution, delivery and performance of this Agreement by the Delaware Trustee does not conflict with or constitute a breach of the charter or by-laws of the Delaware Trustee;

                  (e) the Delaware Trustee, in its individual capacity, has full power and authority and has taken all action necessary to execute and deliver this Agreement and any and all documents to be executed or delivered by it in its individual capacity in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement and such other documents executed in connection herewith to which it or the Trust is a party, and this Agreement is the legal, valid and binding obligation of Bankers Trust (Delaware), in its individual capacity, enforceable against Bankers Trust (Delaware) in accordance with its terms, except as such terms may be limited by insolvency, receivership, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity;

                  (f) the Delaware Trustee meets the eligibility requirements set forth in Section 6.1.

                                  ARTICLE VIII

                 COMPENSATION, REIMBURSEMENT AND INDEMNIFICATION
                 OF THE REGULAR TRUSTEE AND THE DELAWARE TRUSTEE

         SECTION 8.1. REIMBURSEMENT AND INDEMNIFICATION OF THE TRUSTEES. Compensation of the Trustees. Bankers Trust Company shall be entitled to receive the Up-Front Fee Amount as compensation for its serving as Regular Trustee hereunder and as Trust Custodian, Trust Escrow Agent, and Trust Administrator under the related Transaction Documents. In the event of the resignation of Bankers Trust Company as Regular Trustee, Bankers Trust Company shall remit to the successor Regular Trustee the portion of the Up-Front Fee Amount (excluding any amounts specified as "acceptance fees" under the Fee Letter) pro rated for the period from the day of such resignation through the Exchange Date.

                  (a) The Regular Trustee shall be entitled to be reimbursed for any Ordinary Expenses and Additional Expenses (as defined in the TrENDS Trust Expense Agreement) to the extent provided in the TrENDS Trust Expense Agreement.

                  (b) To the extent not covered in Section 8.1(a) the Regular Trustee and its officers, directors, employees and agents shall be entitled to be indemnified against any and all liabilities, obligations, losses (excluding loss of anticipated profits), damages, claims, actions, suits, judgments, out-of-pocket costs, disbursements and expenses of any kind and nature whatsoever (including, without limitation, legal fees and expenses) (collectively, the "Liabilities") which may be imposed on, incurred by or asserted at any time against the Regular Trustee in any way relating to or falsing out of any action or inaction of the Regular Trustee hereunder or under the Transaction Documents, except to the extent that such Liabilities false out of or result from (i) the Regular Trustee's own willful misconduct, gross negligence or bad faith, (ii) the inaccuracy of any of the Regular Trustee's representations or warranties contained in Section 7.1 or 7.2 of this Agreement,
(iii) any unexcused nonfeasance of obligations expressly undertaken by it, and
(iv) taxes based on or measured by any fees, commissions or compensation received by the Regular Trustee for acting as such in connection with any of the transactions contemplated by this Agreement or any other Transaction Documents. The indemnities contained in this Section 8.1(b) shall survive the termination of this Agreement and the removal or resignation of the Regular Trustee hereunder.

                  (c) The Delaware Trustee shall have the rights, protections and immunities of the Regular Trustee under, mutatis mutandis, this Article VIII.

                  (d) Any reimbursements and indemnities to the Regular Trustee or the Delaware Trustee pursuant to this Section 8.1 shall be payable out of amounts on deposit in the Series A Account.

         SECTION 8.2. NON-PAYMENT OF FEES AND EXPENSES. The Regular Trustee hereby agrees not to cause or participate in the filing of a petition in bankruptcy against the Trust for the non- payment to the Regular Trustee of any fees, expenses or other liabilities referred to in Section 8.1, or of any other amounts provided by this Agreement, until one year after the payment in full of all the TrENDS.

                                   ARTICLE IX

                         TERMINATION OF TRUST AGREEMENT

         SECTION 9.1.  TERMINATION.

                  (a) The Trust created hereby shall dissolve upon the earliest of (i) the date 90 days after the execution of this Agreement if the TrENDS have not by that date been issued and (ii) the satisfaction of the Trust Obligation and payment to TrENDS Holders and the Series A Holder of all amounts to which they are entitled under this Agreement. Within five Business Days after the event described in the first sentence of this Section 9.1(a), the Regular Trustee shall, subject to any applicable provisions of law, effect the sale of any remaining property of the Trust. As soon as practicable following payment of any obligations of the Trust in accordance with Section 3808 of the Business Trust Act, the Regular Trustee shall, upon surrender by the Series A Holder for cancellation of the Series A Certificate, transfer, assign and pay over to the Series A Holder or its designee any remaining assets of the Trust Estate, including but not limited to any amounts remaining on deposit in the Series A Account, at which time this Agreement and the Trust Estate and rights thereby granted to the Regular Trustee shall cease and terminate.

                  (b) Together with the final distribution to the Series A Holder, the Regular Trustee shall furnish the Series A Holder with a final statement as of the date of the distribution of the amount distributable with respect to the Series A Certificate.

                  (c) The Certificateholders hereby irrevocably appoint the Regular Trustee as their attorney-in-fact for the purposes of winding up the Trust and authorize, following such winding up, the filing of the Certificate of Cancellation pursuant to the Business Trust Act by the Trustees.

         SECTION 9.2. FURTHER ASSURANCES BY THE REGULAR TRUSTEE UPON DISSOLUTION. Upon dissolution of the Trust as provided in the first sentence of
Section 9.1, the Regular Trustee shall take such action as may be requested by the Series A Holder to transfer the remaining assets of the Series A Estate to the Series A Holder or its respective designee, including the execution of instruments of transfer or assignment with respect to the Contract Shares and any of the Transaction Documents to which the Trust or the Regular Trustee is a party.

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

         SECTION 9.3. INSOLVENCY OF CERTIFICATEHOLDER. The insolvency or other similar incapacity of a Certificateholder shall not (i) operate to terminate this Agreement, (ii) entitle the Certificateholder's legal representatives to claim an accounting or to take any action in any court for a partition or winding up of the Series A Estate or the TrENDS Estate or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

                                    ARTICLE X

                           SUPPLEMENTS AND AMENDMENTS

         SECTION 10.1. SUPPLEMENTS AND AMENDMENTS.

                  (a) This Agreement, and any of the agreements entered into by the Trust and referred to in Section 2.7(b)(xii) hereof, may be amended from time to time by the Trustees for any purpose prior to the issuance and sale to the Initial Purchasers of the TrENDS and thereafter without the consent of any of the Certificateholders: (i) to cure any ambiguity or to correct or supplement any provision contained herein or therein which may be defective or inconsistent with any other provision contained herein or therein; (ii) to change any provision hereof or thereof as may be required by applicable law or the Commission or any successor governmental agency exercising similar authority; or
(iii) to make such other provisions in regard to matters or questions arising hereunder or thereunder as shall not materially adversely affect the interests of the Certificateholders (as determined in good faith by the Regular Trustee, who may conclusively rely on an Opinion of Counsel). The Regular Trustee's amendment of this Agreement under this Section 10.1(a) in good faith shall be binding on all parties to this Agreement.

                  (b) Subject to Sections 10.2 and 10.3 of this Agreement, this Agreement, the Trust Administration Agreement, the Trust Custodial Agreement and the Trust Escrow Agreement may be amended, with the consent of the Series A Holder, by a written instrument signed by the Regular Trustee, but if in the opinion of the Regular Trustee any instrument required to be so executed materially and adversely affects any fight, duty or liability of, or immunity or indemnity in favor of the Trustees under this Agreement or any of the other Transaction Documents to which it or the Trust is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or a default under, Bankers Trust Company's or Bankers Trust (Delaware)'s charter documents or by-laws or any document contemplated hereby to which the Trust or the Trustees are a party, each of the Trustees may in its sole discretion decline to execute such instrument, unless the Trustees shall have been provided an indemnity that is satisfactory to it.

                  (c) Promptly after the execution of any amendment, the Regular Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

         SECTION 10.2. LIMITATION ON AMENDMENTS. Notwithstanding Section 10.1 and Section 10.3 hereof, (i) the Regular Trustee shall not amend Section 9.1 of this Agreement, or execute any amendment that might result in the Trust being terminated prior to the satisfaction and discharge of the Trust Obligation or otherwise have a material adverse effect on the TrENDS prior to satisfaction of the TrENDS (as determined in good faith by the Regular Trustee, who may conclusively rely on an Opinion of Counsel) and (ii) no amendment hereof shall Permit the Trust, the Regular Trustee, the Trust Administrator, the Paying Agent, the Trust Escrow Agent or the Trust Custodian to take any action or direct or permit any Person to take any action that (x) would vary the investment of Certificateholders within the meaning of Treasury Regulation
Section 301.7701-4(c), or (y) would or could cause either Series, or direct or permit any action to be taken that would or could cause either Series, not to be a "grantor trust" under the Code (all as set forth in an Opinion of Counsel on which the relevant parties may conclusively rely).

         SECTION 10.3. ADDITIONAL AMENDMENT PROVISIONS.

                  (a) It shall not be necessary for the consent of the Series A Holder under this Article X to approve the particular form of any proposed amendment to which the consent of the Series A Holder is required, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Regular Trustee may prescribe.

                  (b) The Regular Trustee, at any time from time to time, without the consent of any of the Certificateholders, may amend this Agreement and any of the Agreements entered into by the Trust referred to in Section 2.7(b)(xii) hereof, to modify, eliminate or add to any of its provisions, to such extent as shall be necessary to prevent or reduce the imposition on the Trust of any material federal, state or local taxes, at any time prior to the liquidation of the Trust; provided, however, that such action, as evidenced by an Opinion of Counsel acceptable to the Regular Trustee, is necessary or helpful to prevent the imposition on the Trust of any such taxes.

                  (c) Prior to the execution of any amendment to this Agreement, and any of the Agreements entered into by the Trust referred to in Section 2.7(b)(xii) hereof, the Regular Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is requested by the Regular Trustee, then at the expense of the Trust payable out of the Series A Account) stating that the execution of such amendment is authorized or permitted by this Agreement or any of the Agreements entered into by the Trust referred to in
Section 2.7(b)(xii) hereof, and all conditions precedent to the execution of such amendment have been met.

                                   ARTICLE XI

                         REPRESENTATIONS, WARRANTIES AND
                           COVENANTS OF THE DEPOSITOR


         SECTION 11.1.  REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.

                  (a) The Depositor represents and warrants as follows for the benefit of the Regular Trustee and the Certificateholders:

                  (i) the Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and any and all other documents to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations under and to consummate the transactions contemplated by this Agreement, and this Agreement and such other documents executed in connection herewith are the legal, valid and binding obligations of the Depositor, enforceable against it in accordance with their respective terms, except as such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity;

                  (ii) the execution and delivery of this Agreement and each other document to be executed or delivered by it in connection with this Agreement, and the performance of its obligations hereunder and thereunder by the Depositor, will not violate the provisions of the Limited Liability Company Agreement of TrENDS Holdings I L.L.C. dated as of December 11, 1998, conflict with any provision of any law or regulation to which it is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any Lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement or such other documents executed in connection herewith, and no consent, approval, authorization or order of or filing with or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of this Agreement or such other documents;

                  (iii) there is no action, suit or proceeding pending against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

                  (iv) as of the Closing Date, the Trust will have good and valid title to the Contract Shares delivered to the Trust on the Closing Date and, if applicable, on the Option Closing Date, the Trust will have good and valid title to the Contract Shares delivered to the Trust on the Option Closing Date, in either case free and clear of all Liens, encumbrances, equities, restrictions or claims other than those
         (i) provided for under the by-laws of the Company and (ii) restrictions on the transferability of such shares arising under the Securities Act; all consents, approvals, authorizations and orders necessary for transfer of such shares on the Closing Date and, if applicable, the Option Closing Date have been obtained; and upon delivery of such shares on the Closing Date and, if applicable, the Option Closing Date, good and valid title to such shares, free and clear of all Liens, encumbrances, equities, restrictions, legends or claims shall, subject to (i) the provisions of the by-laws of the Company and (ii) the Securities Act, pass to the Trust for the benefit of the Series A Holder.

                  (b) It is understood and agreed that each of the foregoing representations and warranties of the Depositor shall survive delivery of the Contract Shares to the Regular Trustee on behalf of the Trust. Upon discovery or receipt of notice by the Depositor or a Responsible Officer of the Regular Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party hereto.

         SECTION 11.2. ADDITIONAL COVENANTS OF THE DEPOSITOR. The Depositor hereby covenants and agrees that:

                  (a) The Depositor shall pay from its own funds and assets (and not the Trust's) all obligations and indebtedness incurred by it.

                  (b) The Depositor shall not guarantee any obligations of the Trust (including the TrENDS or the distributions to be made on the Series A Certificate).

                  (c) The Depositor shall not conduct its business in the name of the Trust, operate or purport to operate as an integrated, single economic unit with respect to the Trust or seek or obtain credit or incur any obligation to any third party based on the assets of the Trust or induce any such third party to reasonably rely on the creditworthiness of the Trust in connection therewith.

         SECTION 11.3. LIMITATION ON LIABILITY OF THE DEPOSITOR. Neither the Depositor nor any of the directors, officers, employees, agents or Control Persons of, or holder of member interests in, the Depositor and its interest holders/members, shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, including but not limited to any exercise of the right of the Depositor as holder of the Series A Certificate to vote and exercise all other rights of the Trust arising from the Trust's ownership of the Contract Shares, it being understood that the Depositor as holder of the Series A Certificate shall be able to exercise such right in its sole discretion and shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no other duty or obligation to give any consideration to any interest of or factors affecting the Trust or TrENDS Holders. The Depositor and any of the directors, officers, employees, agents or Control Persons of, or holder of member interests in, the Depositor may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and any of the directors, officers, employees, agents or Control Persons of, or holder of member interests in, the Depositor shall be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with any legal action relating to this Agreement (including the Trust Obligation), the Series A Certificate, the TrENDS or any agreement related to any of the foregoing other than any loss, liability or expense incurred by reason of willful misconduct, bad faith or gross negligence of the Depositor in the performance of obligations or duties hereunder. The Depositor shall be under no obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Series A Holder hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Depositor shall be entitled to seek reimbursement and be reimbursed therefor from the Series A Account.

                                   ARTICLE XII

                                  MISCELLANEOUS

         SECTION 12.1. DELAWARE LAW TO GOVERN. This Agreement is executed and delivered in the State of Delaware, and all laws or rules of construction in the State of Delaware shall govern the rights of the parties hereto and the Certificateholders and the construction, validity and effect of the provisions hereof (without regard to principles of conflict of law).

         SECTION 12.2. NOTICES. Any notice, demand, direction or instruction to be given to the Depositor hereunder shall be in writing and shall be duly given if mailed or delivered to, TrENDS Investors I L.L.C. % Bankers Trust Company, Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Services -- Structured Finance, or at such other address as shall be specified by the Depositor to the other parties hereto in writing. Any notice, demand, direction or mention to be given to the Trust and the Regular Trustee hereunder shall be in writing and shall be duly given if mailed or delivered to the Trust at Four Albany Street, New York, New York 10006, Attention: Structured Finance Team and to the Trustees at each Tmstee's address set forth beneath its signature below, or such other address as shall be specified to the other parties hereto by such party in writing. Any notice to be given to a Certificateholder shall be duly given if mailed, first class postage prepaid, or by such other substantially equivaiem means as the Regular Trustee may deem appropriate, or delivered to such Holder at the address of such Certificateholder appearing on the registry of the Series A Certificate Registrar or the TrENDS Registrar.

         SECTION 12.3. SEVERABILITY. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates, or the rights of the Holders thereof.

         SECTION 12.4. COUNTERPARTS. This Agreement may be executed in counterparts, and as so executed will constitute one agreement, binding on ail of the parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereof.

                     TrENDS HOLDINGS I L.L.C.

                         By:    TrENDS INVESTORS I L.L.C.,
                                its managing member

                                By:   DLJ Fund Investment Partners II, L.P.,
                                      its member

                                      By:     DLJ LBO Plans Management
                                              Corporation, its General Partner

                                              By: /s/ IVY DODES
                                                  ------------------------------
                                                    Name: Ivy Dodes
                                                    Title: Vice President

                                By:   DLJ Private Equity Employees Fund,
                                      L.P., its member

                                      By:     DLJ LBO Plans Management
                                              Corporation, its General Partner

                                              By: /s/ IVY DODES
                                                  ------------------------------
                                                    Name: Ivy Dodes
                                                    Title: Vice President

                     Address:         c/o Bankers Trust Company
                                      Four Albany Street
                                      New York, New York 10006
                                      Attention:  Corporate Trust and Agency
                                                  Services -- Structured Finance

                             BANKERS TRUST COMPANY, as Regular Trustee


                                    By: /s/ ROBERT FRIER
                                       -----------------------------------------
                                            Name:  Robert Frier
                                            Title: Vice President

                             Address:       Four Albany Street
                                            New York, New York 10006
                                            Attention: Structured Finance Team


                             BANKERS TRUST (DELAWARE),
                                    as Delaware Trustee

                                    By: /s/ M. LISA WILKINS
                                       -----------------------------------------
                                            Name:  M. Lisa Wilkins
                                            Title: Assistant Secretary

                             Address: E. A. Delle Donne Corporate Center Montgomery Building
                                            1011 Centre Road, Suite 200
                                            Wilmington, Delaware 19805

                                                                         ANNEX A

                                TRUST OBLIGATION

         This Trust Obligation (this "Agreement") is made as of the date of the Trust Agreement (as defined in this Annex A) by Bankers Trust Company, as Regular Trustee of the Qwest TrENDS Trust, on behalf of the Series A Sub-Trust and the TrENDS Sub-Trust (each as defined in this Annex A).

                                   DEFINITIONS

         As used in this Annex A, the following words and phrases shall have the following meanings:

         "Additional Purchase Price" has the meaning provided in Section 1.2(b) hereof.

         "Additional STRIPS" means the 20 series of U.S. Treasury securities purchased on behalf of the TrENDS Sub-Trust for settlement on the Option Closing Date, as set forth on a schedule to be delivered on the Option Closing Date by DLJ pursuant to the Purchase Agreement.

         "Additional TrENDS" means the number of Additional Securities (as defined in the Purchase Agreement) purchased on the Option Closing Date by the Initial Purchasers pursuant to the Purchase Agreement to cover overallotments.

         "Adjusted Present Value" means (i) with respect to a Partial Liquidation Event and the Partial Liquidation Distribution Amount, an amount equal to the Partial Liquidation Distribution Amount, discounted on a semi-annual basis (assuming a 360-day year of twelve 30-day months) at the Adjusted Treasury Rate from the Exchange Date to the date on which the consideration in respect of the Partial Liquidation Event is received by the Trust Custodian as holder of the Contract Shares and (ii) with respect to a Liquidation Event and the Liquidation Distribution Amount, an amount equal to the Liquidation Distribution Amount, discounted on a semi-annual basis (assuming a 360-day year of twelve 30-day months) at the Adjusted Treasury Rate from the Exchange Date to the date on which the consideration in respect of the Liquidation Event is received by the Trust Custodian as holder of the Contract Shares.

         "Adjusted Treasury Rate" means, with respect to a Partial Liquidation Event and the Partial Liquidation Distribution Amount or a Liquidation Event and the Liquidation Distribution Amount, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H. 15
(519)" or any successor publication which is published weekly by the Federal Reserve Board and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the maturity corresponding to the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be used to interpolate or extrapolate the Adjusted Treasury Rate from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the date on which such calculation is to be made or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) calculated using the Comparable Treasury Price for the date on which such event is consummated, in each case in the preceding clauses (i) and (ii) calculated as of the Partial Liquidation Calculation Date or the Liquidation Calculation Date, as the case may be.

         "Aggregate Transaction Value" means the Transaction Value multiplied by the sum of (a) the number of Initial TrENDS and (b) the number of Additional TrENDS.

         "Applicable Market Price" means the average Closing Price per share of the Contract Shares for the twenty (20) Trading Days immediately prior to (but not including) the Exchange Date, provided, however, that if no Closing Price can be determined for one or more (but not all) of such Trading Days, then such Trading Day or Days shall be disregarded in the calculation of the Applicable Market Price (and no additional Trading Day or Days shall be added to such 20 day period). If the Closing Price cannot be determined for any of the twenty
(20) Trading Days, the Applicable Market Price shall be the Closing Price per share of the Common Stock for the most recent Trading Day prior to such twenty
(20) Trading Days for which a Closing Price for the Contract Shares can be determined.

         "Bankruptcy" means, with respect to any Person, a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy." A "Voluntary Bankruptcy" means, with respect to any Person, (i) an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors, (ii) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its Property or (iii) corporate action taken by such Person to authorize any of the actions set forth above. An "Involuntary Bankruptcy" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person which petition shall not be stayed or dismissed within ninety (90) days, or without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the Property of such Person which order shall not be stayed or dismissed within ninety (90) days.

         "Break-up Distribution Amount" means, with respect to a Break-up Event, an amount, calculated as of the Exchange Date, equal to the product of (i) the aggregate Transaction Value multiplied by (ii) (A) if the Transaction Value is greater than or equal to the Threshold Price, 0.8197, (B) if the Transaction Value is less than the Threshold Price but greater than the Initial

Price, the Initial Price divided by the Transaction Value or (C) if the Transaction Value is less than or equal to the Initial Price, 1.0.

         "Break-up Event" means an event that shall be deemed to have occurred if the Company divides itself into two or more companies in a transaction in which all holders of the Common Stock or Marketable Securities receive shares of common stock in companies that constitute Marketable Securities. Except as may otherwise be required under Section 3.3 or 3.5, a Break-up Event shall not result in a Partial Liquidation Event or a Liquidation Event.

         "Business Day" means (i) as used in Article II, any day on which commercial banks are open for business in New York City and (ii) as used in
Article III, any day on which commercial banks are open for business in New York City and none of the New York Stock Exchange, American Stock Exchange or Nasdaq National Market is closed.

         "Cash Settlement Alternative" means the right of the Series A Holder to elect to settle the Trust Obligation in cash, in lieu of Common Stock or Marketable Securities, as the case may be, by delivering the Cash Settlement Amount to TrENDS Holders.

         "Cash Settlement Amount" means an amount of cash equal to the product of(i) the Applicable Market Price, (ii) the Exchange Rate and (iii) the number of Contract Shares.

         "Closing Date" means December 11, 1998.

         "Closing Price" means, for any security on any Trading Day, (i) the last reported executed trade price (regular way) of such security on the principal trading market for such security on such date, (ii) if no regular way executed trade price for such security is reported on the principal trading market for such security on such date, the average of the closing bid and offered prices for such security as reported by the principal trading market for such security on such date or (iii) if such security is no longer listed or admitted to trading on any exchange or in the over-the- counter market, the average of the closing bid and offered prices for such day as furnished by a member firm of the most recent principal trading market for such security; provided, however, that if, during the specified number of Trading Days used in the calculation of the Applicable Market Price or the Market Value of Contract Shares, there occurs any event provided in Section 3.1, 3.2, 3.3, or 3.4 or 3.5 hereof which results in an adjustment to the number of Contract Shares, the Closing Price shall be appropriately adjusted to reflect the occurrence of such event.

         "Common Stock" means shares of common stock, $0.01 par value per common share of Qwest Communications International Inc. or (i) such other shares of common stock of Qwest Communications International Inc. issued in connection with an event described in Section 3.1(a)(A), (B), (C) and (D) or (ii) shares of common stock received in connection with a Break-up Event relating to Qwest Communications International Inc.

         "Common Stock Permitted Dividends" means any cash dividends received by the Trust Custodian in respect of Common Stock held by the Trust Custodian (or, in the case of a Break-up

Event, in respect of shares of Common Stock for which Common Stock was exchanged), but only to the extent that such cash dividends, when combined with all other cash dividends received on the Common Stock (or, in the case of a Break-Up Event, in respect of shares of Common Stock for which Common Stock was exchanged) during the preceding 365 day period, represent a per share return for such period of less than ten percent (10%) per annum on an amount equal to the Initial Price (as the Initial Price may be adjusted from time to time as provided under Article III hereof); provided, however, that if holders of Common Stock receive both cash and Marketable Securities in exchange for Common Stock in respect of an event specified in clause (C) of the definition of Partial Liquidation Event, such cash shall not for any purpose be considered to be a Common Stock Permitted Dividend..

         "Company" means Qwest Communication International Inc., a Delaware corporation, or any successor.

         "Comparable Treasury Issue" means, with respect to a Partial Liquidation Event and the Partial Liquidation Distribution Amount or a Liquidation Event and the Liquidation Distribution Amount, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities having a maturity comparable to the Remaining Life. If no United States Treasury security has a maturity which is within three months before or three months after the maturity comparable to the Remaining Life, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue and the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

         "Comparable Treasury Price" means, with respect to a Partial Liquidation Event and the Partial Liquidation Distribution Amount or a Liquidation Event and the Liquidation Distribution Amount, (i) the average of three Reference Treasury Dealer Quotations for the date on which such event is consummated or (ii) if the Trust Administrator obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Contract Shares" means, collectively, the 9,004,000 shares of Common Stock held by the Trust Custodian pursuant to the Trust Custodial Agreement as of the Closing Date (and up to an additional 1,350,600 shares of Common Stock to be held by the Trust Custodian pursuant to the Trust Custodial Agreement as of the Option Closing Date to the extent the Initial Purchasers' overallotment option is exercised pursuant to the Purchase Agreement). Contract Shares shall also include Marketable Securities received by the Trust Custodian in lieu of or in addition to shares of Common Stock as a result of an event provided in
Section 3.1, 3.2, 3.3, 3.4 or 3.5 hereof.

         "Exchange Date" means November 17, 2003.

         "Exchange Rate" has the meaning provided in Section 1.1(d) hereof.

         "Firm Purchase Price" has the meaning provided in Section 1.2(a) hereof.

         "Initial Price" means $41.75.

         "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Smith Barney Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the initial purchasers party to the Purchase Agreement.

         "Initial STRIPS" means the 20 series of U.S. Treasury Securities purchased on behalf of the TrENDS Sub-Trust for settlement on the Closing Date, as set forth on a schedule delivered on the Closing Date by DLJ pursuant to the Purchase Agreement.

         "Initial TrENDS" means the number of Firm Securities (as defined in the Purchase Agreement) provided in the Purchase Agreement.

         "Liquidation Calculation Date" means, with respect to a Liquidation Event or a Sponsor Bankruptcy (and except as otherwise provided in the definition of Market Value), the tenth Business Day following the occurrence of such event.

         "Liquidation Distribution Amount" means, with respect to a Liquidation Event or a Sponsor Bankruptcy, an amount equal to the product of (i) the Aggregate Transaction Value multiplied by (ii) (A) if the Transaction Value is greater than or equal to the Threshold Price, 0.8197, (B) if the Transaction Value is less than the Threshold Price but greater than the Initial Price, the Initial Price divided by the Transaction Value or (C) if the Transaction Value is less than or equal to the Initial Price, 1.0.

         "Liquidation Distribution Date" means, with respect to a Liquidation Event or a Sponsor Bankruptcy, the second Business Day following the Liquidation Calculation Date.

         "Liquidation Event" means an event that shall be deemed to have occurred if all or a portion of the Contract Shares are exchanged for either (A) cash, or securities, or cash and securities (in each case other than Marketable Securities) or (B) a combination of (x) cash and (y) Marketable Securities and, in the case of the preceding clauses (A) and (B); provided that the amount of all Common Stock and Marketable Securities held by the Trust Custodian after such event has a Market Value that is less than the lesser of $100 million and 75% of the product of the latest Closing Price prior to such event and the Contract Shares held by the Trust Custodian immediately prior to such event. As used in the definition of Liquidation Calculation Date, the date of the occurrence of a Liquidation Event shall be deemed to be the date on which the Trust Custodian shall have received all non-cash assets distributable to holders of Common Stock or Marketable Securities, as the case may be, in respect of such event.

         "Liquidation Fraction" means with respect to a Partial Liquidation Event, an amount equal to (i) the sum of all cash and the proceeds of the sale of all securities or other property received in respect of such Partial Liquidation Event (other than any Contract Shares, including Marketable Securities and other than the portion of cash representing Common Stock Permitted Dividends or Marketable Securities Permitted Dividends) as provided in clause (ii) of the definition of Transaction Value, calculated on a per TrENDS basis, divided by
(ii) the Transaction Value.

         "Liquidation Residual Amount" means, with respect to a Liquidation Event or a Sponsor Bankruptcy, an amount equal to the difference between (i) the Aggregate Transaction Value and (ii) the Adjusted Present Value of the Liquidation Distribution Amount.

         "Market Value" means: (i) with respect to the Contract Shares and the calculation by the Trust Administrator of (A) the Partial Liquidation Distribution Amount and the Partial Liquidation Residual Amount in connection with a Partial Liquidation Event or (B) the Liquidation Distribution Amount and the Liquidation Residual Amount in connection with a Liquidation Event, the average Closing Price per share of such Contract Shares for the five (5) Trading Days immediately following the Partial Liquidation Event or the Liquidation Event, as the case may be; (ii) with respect to the Contract Shares and the calculation by the Trust Administrator of the Liquidation Distribution Amount and the Liquidation Residual Amount in connection with a Sponsor Bankruptcy, the average Closing Price per share of such Contract Shares for the 20 Trading Days immediately prior to the Liquidation Calculation Date; and (iii) with respect to the Contract Shares and the calculation of the Transaction Value by the Trust Administrator in connection with a Break-up Event, the average Closing Price per share of such Contract Shares for the 20 Trading Days immediately prior to the Exchange Date; provided, however, that if the Closing Price for any Contract Shares cannot be determined for one or more (but not all) of such Trading Days, then such Trading Days will be disregarded in the calculation of the Market Value and no additional Trading Days will be added to such five or 20 Trading Day period, as the case may be. If the Closing Price for the Contract Shares cannot be determined for any such Trading Days, then the Market Value shall be the most recently available Closing Price for the Contract Shares prior to such five or 20 Trading Days, or if no Closing Price is available prior to such five or 20 Trading Day period, the most recently available Closing Price on or immediately following such five or 20 Trading Day period (in such case, the Partial Liquidation Calculation Date or the Liquidation Calculation Date, as the case may be, will be five Business Days after a Closing Price is available).

         "Marketable Securities" means any common equity securities (other than shares of Common Stock and other than any rights, warrants and options) that are
(i) listed on a United States national securities exchange, (ii) reported on a United States national securities system subject to last sale reporting, (iii) traded in the over-the-counter market and reported on the National Quotation Bureau or similar organization or (iv) for which bid and ask prices are available from at least three nationally recognized investment banking firms.

         "Marketable Securities Permitted Dividends" means any cash dividends received by the Trust Custodian in respect of any Marketable Securities (other than dividends that would constitute Common Stock Permitted Dividends) held by the Trust Custodian, but only to the extent that such cash dividends, when combined with all other cash dividends received on the Marketable Securities during the preceding 365 day period, represent a per share return for such period of less than ten percent (10%) per annum on an amount equal to the Closing Price of such Marketable Securities on the date received by the Trust Custodian, provided, however, that if holders of Contract Shares receive in respect of a Partial Liquidation Event both cash and Marketable Securities in exchange for Contract Shares in respect of an event specified in clause (C) of the definition of Partial Liquidation Event, such cash shall not for any purpose be considered to be a Marketable Securities Permitted Dividend.

         "Offering Memorandum" means the final Offering Memorandum, dated December 4, 1998, prepared by the Trust relating to the offering of the TrENDS.

         "Option Closing Date" means the date provided in the Purchase Agreement as the date on which the Initial Purchasers will deliver the purchase price for the Additional TrENDS.

         "Partial Liquidation Calculation Date" means, with respect to a Partial Liquidation Event (and except as otherwise provided in the definition of Market Value), the tenth Business Day following the occurrence of such Partial Liquidation Event.

         A "Partial Liquidation Event" will be deemed to have occurred if the Company or any successor to the Company (A) issues rights or warrants to all holders of Common Stock or Marketable Securities entitling them to subscribe for or purchase shares of Common Stock or Marketable Securities (other than rights to purchase Common Stock or Marketable Securities pursuant to a plan for the reinvestment of dividends or interest), (B) pays a dividend or makes a distribution to all holders of Common Stock or Marketable Securities, in either case, of evidences of its indebtedness or other non-cash assets (excluding any stock dividends or distributions in shares of Common Stock or Marketable Securities), (C) consolidates or merges with or into another entity in which Common Stock or Marketable Securities are exchanged for (i) Marketable Securities having a Market Value in excess oft he lesser of $100 million and 75% of the product of the latest Closing Price prior to such event and the Common Stock and Marketable Securities held by the Custodian immediately prior to such event and (ii) cash, securities (but not Common Stock or Marketable Securities) or any other consideration, or (D) distributes excess cash, if any, by dividend or otherwise over Common Stock Permitted Dividends or Marketable Securities Permitted Dividends, to all holders of Common Stock or Marketable Securities. As used in the definition of Partial Liquidation Calculation Date, the date of the occurrence of the Partial Liquidation Event shall be deemed to be the date on which the Trust Custodian shall have received all non-cash assets distributable to holders of Common Stock or Marketable Securities, as the case may be, in respect of such event.

         "Partial Liquidation Distribution Amount" means, with respect to a Partial Liquidation Event, an amount equal to the product of (i) the Liquidation Fraction times (ii) the Aggregate Transaction Value multiplied by (iii) (A) if the Transaction Value is greater than or equal to the Threshold Price, 0.8197,
(B) if the Transaction Value is less than the Threshold Price but greater than the Initial Price, the Initial Price divided by the Transaction Value or (C) if the Transaction Value is less than or equal to the Initial Price, 1.0.

         "Partial Liquidation Distribution Date" means, with respect to a Partial Liquidation Event, the second Business Day following the Partial Liquidation Calculation Date.

         "Partial Liquidation Residual Amount" means, with respect to a Partial Liquidation Event, an amount equal to the difference between (i) the Liquidation Fraction multiplied by the Aggregate Transaction Value and (ii) the Adjusted Present Value of the Partial Liquidation Distribution Amount.

         "Paying Agent" means the Paying Agent appointed pursuant to the Trust Agreement. The initial Paying Agent will be Bankers Trust Company.

         "Person" means any individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, or other entity, or a government or any political subdivision or agency thereof.

         "Purchase Agreement" means the Purchase Agreement, dated December 3, 1998, among the Trust, the Sponsor, the Company, TrENDS Holdings I L.L.C. and the Initial Purchasers.

         "Quarterly Distribution Date" has the meaning provided in the Trust Agreement.

         "Quotation Agent" means the Reference Treasury Dealer appointed by the Trust Administrator pursuant to Section 3.1(d)(ii) of the Trust Administration Agreement.

         "Reference Treasury Dealer" means a primary U.S. Government securities dealer in New York City.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and a Partial Liquidation Event or a Liquidation Event, the average, as determined by the Trust Administrator, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal mount) quoted in writing to the Trust Administrator by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the Partial Liquidation Calculation Date or the Liquidation Calculation Date, as the case may be.

         "Regular Trustee" means Bankers Trust Company, as Regular Trustee of the Trust, or any successor.

         "Remaining Life" means, with respect to a Partial Liquidation Event or a Liquidation Event, the period from the Partial Liquidation Calculation Date or the Liquidation Calculation Date, as the case may be, to and including the Exchange Date.

         "Reorganization Adjustment Amount" means, with respect to any Reorganization Event, an amount equal to the total number of shares of Marketable Securities, or fraction thereof, that a holder who held one Contract Share immediately prior to such event would have after giving effect to the event causing such adjustment.

         "Reorganization Event" means an event that shall be deemed to have occurred upon (A) any consolidation or merger of the Company with or into another entity in which the Trust Custodian, as holder of the Contract Shares receives only Marketable Securities or (B) any statutory exchange of securities of the Company with another entity in which holders of Contract Shares receive only Marketable Securities (other than in connection with a merger or acquisition); provided, however, that no adjustment to the Initial Price or the Threshold Price shall be required for a Reorganization Event in which the Company is the surviving entity and no additional consideration is distributed to the Trust Custodian as holder of the Contract Shares in connection with such Reorganization Event.

         "Series A Holder" has the meaning provided in the Trust Agreement.

         "Series A Estate" has the meaning provided in the Trust Agreement.

         "Series A Sub-Trust" means the separate series of beneficial ownership interests in the Trust issued pursuant to the Trust Agreement representing ownership of the Series A Estate.

         "Share Adjustment Amount" means, for any adjustment event provided in
Section 3.1(a) hereof, the total number of shares of Common Stock (or, in the case of a reclassification referred to in clause (D) in Section 3.1(a) hereof, the number of shares of other common stock of the Company issued pursuant thereto), or fraction thereof, that a holder who held one Contract Share immediately prior to such event would have after giving effect to the event causing such adjustment.

         "Sponsor" means Anschutz Company, a Delaware corporation.

         "Sponsor Bankruptcy" means a Bankruptcy of the Sponsor.

         "Threshold Price" means $50.935.

         "Trading Day" means, with respect to any security, a day on which the principal trading market for such security is open for trading or quotation.

         "Transaction Value" means, with respect to a Partial Liquidation Event, a Break-up Event, a Liquidation Event or a Sponsor Bankruptcy, an amount calculated on a per TrENDS basis equal to the sum of (i) any cash received by the Trust Custodian in respect of such an event (other than the portion of cash representing Common Stock Permitted Dividends or Marketable Securities Permitted Dividends), (ii) the proceeds of the disposition of any other property (other than cash or shares of Common Stock or Marketable Securities) received by the Trust Custodian in respect of such an event (except a Sponsor Bankruptcy) and
(iii) an amount equal to the Market Value of such shares of Common Stock or Marketable Securities received in respect of such an event (other than a Sponsor Bankruptcy) or otherwise held by the Trust Custodian as part of the Series A Estate.

         "TrENDS" has the meaning provided in the Trust Agreement.

         "TrENDS Holder" means a holder of a TrENDS.

         "TrENDS Sub-Trust" means the separate series of beneficial ownership interests in the Trust issued pursuant to the Trust Agreement representing ownership of the TrENDS Estate.

         "Trust" means the Qwest TrENDS Trust established pursuant to the Trust Agreement.

         "Trust Administration Agreement" means the Trust Administration Agreement, dated as of December 11, 1998, between the Trust Administrator and the Trust.

         "Trust Administrator" means Banker's Trust Company, as administrator of the Trust under the Trust Administration Agreement, or any successor.

         "Trust Agreement" means the amended and restated Trust Agreement, dated as of December 11, 1998, between the Regular Trustee and TrENDS Holdings I L.L.C., as depositor, of which this Agreement is a part.

         "Trust Custodian" means Bankers Trust Company, as custodian under the Trust Custodial Agreement, or any successor.

         "Trust Custodial Agreement" means the Trust Custodial Agreement, dated as of December 11, 1998, between the Trust Custodian and the Trust, relating to the Contract Shares.

                                       I.

                                SALE AND PURCHASE

         1.1      SALE AND PURCHASE.

         (a) CONTRACT SHARES. Upon the terms and subject to the conditions of this Agreement, the Series A Sub-Trust agrees to sell to the TrENDS Sub-Trust on the Closing Date, and the TrENDS Sub-Trust agrees to purchase and acquire for delivery on the Exchange Date from the Series A Sub-Trust, the number (based on the number of Initial TrENDS) of Contract Shares calculated as provided in
Section 1.3(c), 3.4, 3.5 or 3.6 hereof, as the case may be; provided, however, that delivery of such Contract Shares to the TrENDS Sub-Trust may be earlier than the Exchange Date to the extent provided in Section 3.5 or 3.6 hereof; and provided, further, that the TrENDS Sub-Trust may instead receive cash or a combination of cash and Contract Shares on the Exchange Date or earlier to the extent provided in Section 3.3 or 3.5 hereof.

         (b) ADDITIONAL CONTRACT SHARES. Upon the terms and subject to the conditions of this Agreement, the Series A Sub-Trust agrees to sell to the TrENDS Sub-Trust on the Option Closing Date, and the TrENDS Sub-Trust agrees to purchase and acquire for delivery on the Exchange Date from the Series A Sub-Trust, the number (based on the number of Additional TrENDS) of additional Contract Shares calculated as provided in Section 1.3(c), 3.4, 3.5 or 3.6 hereof, as the case may be; provided, however, that delivery of such additional Contract Shares to the TrENDS Sub-Trust may be earlier than the Exchange Date to the extent provided in

Section 3.5 or 3.6 hereof; and provided, further, that the TrENDS Sub-Trust may instead receive cash or a combination of cash and additional Contract Shares on the Exchange Date or earlier to the extent provided in Section 3.3 or 3.5 hereof. If the Initial Purchasers exercise their option to purchase the Additional TrENDS pursuant to the Purchase Agreement, the TrENDS Sub-Trust shall forthwith upon such exercise notify the Series A Sub-Trust that the TrENDS Sub-Trust shall purchase such additional Contract Shares, which notice shall specify the number of Additional TrENDS and the date on which the TrENDS Sub-Trust shall deliver the purchase price for such additional Contract Shares (which date shall be the Option Closing Date).

         (c) TRUST CUSTODIAN. The Trust Custodian shall hold the Contract Shares on behalf of the Trust pursuant to the terms of the Trust Custodial Agreement.

         (d) EXCHANGE RATE. The "Exchange Rate" shall be determined in accordance with the following formula: (i) if the Applicable Market Price is greater than or equal to the Threshold Price, 0.8197 of a Contract Share per TrENDS, (ii) if the Applicable Market Price is less than the Threshold Price, but greater than the Initial Price, a fraction of a Contract Share per TrENDS equal to the quotient of (x) the Initial Price and (y) the Applicable Market Price and (iii) if the Applicable Market Price is less than or equal to the Initial Price, one Contract Share per TrENDS. The Exchange Rate shall not be applied to determine amounts payable to the TrENDS Sub-Trust upon the occurrence of, or in connection with, a Break-up Event, a Liquidation Event or a Sponsor Bankruptcy under Sections 3.4, 3.5 and 3.6 hereof, respectively.

         1.2      PURCHASE PRICE.

         (a) FIRM PURCHASE PRICE. The purchase price for the number of Contract Shares acquired and provided in Section 1.1(a) hereof (the "Firm Purchase Price") shall be equal to the difference between (i) the product of the price per TrENDS specified in the Purchase Agreement as the "Purchase Price" and the number of Initial TrENDS and (ii) the sum of (A) the amount payable to the Initial Purchasers on the Closing Date pursuant to Section 2(b) of the Purchase Agreement as compensation for its services thereunder plus (B) the aggregate purchase cost to the TrENDS Sub-Trust of the Initial STRIPS.

         (b) ADDITIONAL PURCHASE PRICE. The purchase price for the number of additional Contract Shares acquired as provided in Section 1.1(b) hereof (the "Additional Purchase Price") shall be equal to the difference between (i) the product of the price per TrENDS specified in the Purchase Agreement as the "Purchase Price" and the number of Additional TrENDS and (ii) the sum of (A) the amount payable to the Initial Purchasers on the Option Closing Date pursuant to
Section 2(b) of the Purchase Agreement as compensation for its services thereunder plus (B) the aggregate purchase cost to the TrENDS Sub-Trust of the Additional STRIPS.

         1.3      PAYMENT FOR AND DELIVERY OF CONTRACT SHARES.

         (a) CLOSING DATE. Upon the terms and subject to the conditions of this Agreement, the TrENDS Sub-Trust shall deliver to the Series A Sub-Trust the Firm Purchase Price on the

Closing Date, payable by wire transfer in U.S. dollars to an account designated in writing by the Series A Sub-Trust, in Federal funds (i.e., same-day funds).

         (b) OPTION CLOSING DATE. Upon the terms and subject to the conditions of this Agreement, the TrENDS Sub-Trust shall deliver to Series A Sub-Trust the Additional Purchase Price on the Option Closing Date, payable by wire transfer in U.S. dollars to an account designated by the Series A Sub-Trust, in Federal funds (i.e., same-day funds).

         (c) DELIVERY OF CONTRACT SHARES. Except as otherwise provided in Sections 3.3, 3.4, 3.5, 3.6 or 3.7 hereof, the Trust Administrator shall direct the Trust Custodian on behalf of the Series A Sub-Trust to deliver (i) to the Paying Agent on behalf of the TrENDS Holders as promptly as possible following the Exchange Date a number of shares of Common Stock or Marketable Securities equal to the product of (x) the number of Contract Shares held by the Trust Custodian on the Exchange Date and (y) the Exchange Rate and (ii) to the Series A Holder the remainder of the Contract Shares held by the Trust Custodian immediately following the distribution in the preceding clause (i).

                                       II.

                  CONDITIONS TO TrENDS SUB-TRUST'S OBLIGATIONS

         2.1 CONDITIONS TO TrENDS SUB-TRUST'S OBLIGATIONS. (a) The obligation of the TrENDS Sub-Trust to deliver the Purchase Price on the Closing Date is subject to the satisfaction of the condition that the purchase by the Initial Purchasers of the Initial TrENDS pursuant to the Purchase Agreement shall have been consummated as contemplated therein.

         (b) The obligation of the TrENDS Sub-Trust to deliver the Additional Purchase Price on the Option Closing Date is subject to the satisfaction of the conditions that: (i) the condition provided in Section 2.1(a) hereof shall have been satisfied and (ii) the purchase by the Initial Purchasers of the Additional TrENDS pursuant to the Purchase Agreement shall have been consummated as contemplated therein.

         (c) If the conditions in Section 2.1(a) or (b) hereof are not fulfilled or waived by the TrENDS Sub-Trust by the Closing Date or the Option Closing Date, as the case may be (or such later date as the parties hereto may agree in writing), all rights, obligations and liabilities of the parties with respect to the Initial TrENDS or Additional TrENDS, as the case may be, shall be terminated and no party hereto shall have any further claim against any other party except claims, if any, in respect of any antecedent breach hereof.

                                      III.

                  ADJUSTMENT AND LIQUIDATION EVENTS; DIVIDENDS

         3.1 ADJUSTMENTS DUE TO CHANGES IN THE NUMBER OF CLASSIFICATION OF SHARES OF COMMON STOCK.

         (a) The Initial Price and Threshold Price shall be adjusted in the event the Company (or a successor to the Company, if applicable) (A) pays a stock dividend or makes a distribution with respect to the Common Stock (or Marketable Securities, if applicable) in shares of such stock, (B) subdivides or splits its outstanding shares of Common Stock (or Marketable Securities, if applicable), (C) combines its outstanding shares of Common Stock (or Marketable Securities, if applicable) into a smaller number of shares, or (D) issues by reclassification of its shares of Common Stock (or Marketable Securities, if applicable) any shares of other common stock of the Company (or a successor to the Company, if applicable). In any such event, the following adjustments shall be made:

         (i) INITIAL PRICE. The Initial Price shall be adjusted by multiplying the Initial Price immediately prior to the occurrence of such event by a fraction equal to 1.0 divided by the Share Adjustment Amount.

         (ii) THRESHOLD PRICE. The Threshold Price shall be multiplied by 122% of the Initial Price (adjusted as described in the preceding clause (i)).

         (b) Any of the adjustment events described in Section 3.1(a) shall not result in any early or partial termination or liquidation of the TrENDS Trust, except as may otherwise be required in Article III hereof.

         3.2      REORGANIZATION EVENTS.

         (a) Upon the occurrence of a Reorganization Event, adjustments shall be made to the Initial Price and Threshold Price:

         (i) INITIAL PRICE. The Initial Price shall be adjusted by multiplying the Initial Price immediately prior to the occurrence of such event by a fraction equal to 1.0 over the Reorganization Adjustment Amount.

         (ii) THRESHOLD PRICE. The Threshold Price shall be multiplied by 122% of the Initial Price (adjusted as described in the preceding clause (i)).

         (b) A Reorganization Event shall not result in an early or partial termination or liquidation of the TrENDS Trust, except as may otherwise be required in Article III hereof.

         3.3      PARTIAL LIQUIDATION EVENTS.

         (a) THE ADJUSTED PRESENT VALUE OF THE PARTIAL LIQUIDATION DISTRIBUTION AMOUNT AND THE PARTIAL LIQUIDATION RESIDUAL AMOUNT. In the event of a Partial Liquidation Event, the Trust Custodian on behalf of the Series A Sub-Trust will deliver, on the Business Day immediately preceding the Partial Liquidation Distribution Date, (i) to the Paying Agent an amount equal to the Adjusted Present Value of the Partial Liquidation Distribution Amount and (ii) to the Series A Holder, an amount equal to the Partial Liquidation Residual Amount.

         (b) CALCULATIONS. As holder of the Contract Shares, the Trust Custodian will receive the cash, securities or other assets received in respect of the Partial Liquidation Event. The Trust Administrator will sell the non-cash portion thereof (other than shares of Common Stock or Marketable Securities) pursuant to Section 3.1(d)(i) of the Trust Administration Agreement. The Trust Administrator will calculate the Adjusted Present Value of the Partial Liquidation Distribution Amount and the Partial Liquidation Residual Amount as of the Partial Liquidation Calculation Date and will direct the Trust Custodian to deliver such amounts as provided in Section 3.3(a) hereof.

         (c) ADJUSTMENTS TO THE INITIAL PRICE AND THRESHOLD PRICE. After the occurrence of a Partial Liquidation Event and the delivery of the amounts provided in Section 3.3(a) to the Paying Agent and the Series A Holder, the Series A Sub-Trust shall deliver to the TrENDS Sub- Trust on the Exchange Date the specified remaining assets consisting of shares of Common Stock and/or Marketable Securities, subject to the following adjustments which shall be made as of the Exchange Date:

         (i) INITIAL PRICE. The Initial Price shall be adjusted by multiplying the Initial Price immediately prior to the occurrence of such event by an amount equal to one (1) minus the Liquidation Fraction.

         (ii) THRESHOLD PRICE. The Threshold Price shall be multiplied by 122% of the Initial Price (adjusted as described in the preceding clause (i)).

         3.4 BREAK-UP EVENTS. In the event of a Break-up Event, the Trust Custodian shall deliver the Break-up Distribution Amount on the Exchange Date to the Paying Agent on behalf of the TrENDS Holders. A Break-up Event shall not result in an early or partial termination or liquidation of the TrENDS Trust, except as may otherwise be required in Article III hereof.

         3.5      LIQUIDATION EVENTS.

         (a) DETERMINATION OF THE ADJUSTED PRESENT VALUE OF THE LIQUIDATION DISTRIBUTION AMOUNT AND LIQUIDATION RESIDUAL AMOUNT. In the event of a Liquidation Event, the Trust Custodian on behalf of the Series A Sub-Trust will deliver, on the Business Day immediately preceding the Liquidation Distribution Date, (i) to the Paying Agent a ratable portion of the cash, Common Stock or Marketable Securities held by the Trust Custodian immediately prior to the

Liquidation Distribution Date equal to the Adjusted Present Value of the Liquidation Distribution Amount and (ii) to the Series A Holder, the remainder of the cash, Common Stock or Marketable Securities held by the Trust Custodian equal to the Liquidation Residual Amount.

         (b) CALCULATIONS. As holder of the Contract Shares, the Trust Custodian will receive the cash, securities or other assets received in respect of the Liquidation Event. The Trust Administrator will sell the non-cash portion thereof (other than shares of Common Stock or Marketable Securities) pursuant to
Section 3.1(f)(ii) of the Trust Administration Agreement. The Trust Administrator will calculate the Adjusted Present Value of the Liquidation Distribution Amount and the Liquidation Residual Amount as of the Liquidation Calculation Date and will direct the Trust Custodian to deliver such amounts as provided in Section 3.5(a) hereof.

         3.6      SPONSOR BANKRUPTCY.

         (a) DETERMINATION OF THE LIQUIDATION DISTRIBUTION AMOUNT AND LIQUIDATION RESIDUAL AMOUNT. In the event of a Sponsor Bankruptcy, the Trust Custodian on behalf of the Series A Sub-Trust will deliver, on the Business Day immediately preceding the Liquidation Distribution Date, (i) to the Paying Agent a ratable portion of the Common Stock or Marketable Securities held by the Trust Custodian immediately prior to the Liquidation Distribution Date equal to the Liquidation Distribution Amount and (ii) to the Series A Holder, the remainder of the Common Stock or Marketable Securities held by the Trust Custodian equal to the Liquidation Residual Amount.

         (b) CALCULATIONS. The Trust Administrator will calculate the Liquidation Distribution Amount and the Liquidation Residual Amount as of the Liquidation Calculation Date and will direct the Trust Custodian to deliver such amounts as provided in Section 3.6(a) hereof.

         3.7      CASH SETTLEMENT ALTERNATIVE.

         If the Trust Administrator has been notified in writing by the Series A Holder not later than 30 days prior to the Exchange Date that the Series A Holder has elected to exercise the Cash Settlement Alternative, then, if the Series A Holder shall have delivered to the Trust Custodian cash in an amount not less than the Cash Settlement Amount on or prior to the Exchange Date, the Trust Administrator will direct the Trust Custodian to (i) deliver to the Paying Agent for distribution to TrENDS Holders pro rata the Cash Settlement Amount and
(ii) deliver to the Series A Holder as promptly as possible after the Exchange Date all of the Contract Shares held by the Trust Custodian.

         3.8      DIVIDENDS.

         Prior to the Exchange Date (or earlier upon the occurrence of events provided in Section 3.5 or 3.6 hereof), (i) any dividends received by the Trust Custodian on Contract Shares that constitute Common Stock Permitted Dividends shall be paid to the Series A Holder at the direction of the Trust Administrator in accordance with the Trust Administration Agreement and the Trust Custodial Agreement, (ii) any dividends received by the Trust Custodian on Contract

Shares that constitute Marketable Securities Permitted Dividends shall initially be retained by the Trust Custodian and then paid, at the direction of the Trust Administrator in accordance with the Trust Administration Agreement and the Trust Custodial Agreement, to the Paying Agent for distribution to TrENDS Holders on the next following Quarterly Distribution Date and (iii) any dividends received by the Trust Custodian on Contract Shares that are in excess of Common Stock Permitted Dividends or Marketable Securities Permitted Dividends shall constitute a Partial Liquidation Event and shall be paid, at the direction of the Trust Administrator in accordance with the Trust Administration Agreement and the Trust Custodial Agreement, to the Paying Agent on behalf of TrENDS Holders or to the Series A Holder as provided in Section 3.3 hereof. For the purpose of determining whether a dividend received by the Trust Custodian is a Common Stock Permitted Dividend or a Marketable Securities Permitted Dividend, the Trust Custodian shall initially retain such dividends and notify the Trust Administrator of its receipt thereof.

         3.9      CALCULATIONS.

         The Trust Administrator shall be responsible for effecting and calculating or obtaining the calculation of any adjustment or mount pursuant to Articles I and III hereof and shall furnish the Series A Sub-Trust notice of any such adjustment and shall provide the Series A Holder the reasonable opportunity to review the calculations pertaining to any such adjustment.

         The calculations set forth in Sections 3.1 through 3.8 that are to be made by the Trust Administrator shall be effected in accordance with the following: (i) in the case of fractional shares of Common Stock or Marketable Securities and determination of the Exchange Rate, the number of shares of Common Stock or Marketable Securities and the Exchange Rate shall be rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th; (ii) there shall be no adjustments in respect of any dividends, distributions, issuances or repurchases that may be declared or announced and for which the record date occurs after the Exchange Date; and (iii) no adjustment in the Initial Price and the Threshold Price shall be required unless such adjustment would require an increase or decrease of at least one percent therein, provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carded forward and taken into account in any subsequent adjustment.

                                       IV.

                                  MISCELLANEOUS

         4.1 FURTHER ASSURANCES. From time to time on and after the date hereof through the Exchange Date, the Regular Trustee shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transactions contemplated by this

Agreement in accordance with the terms and conditions hereof, including (i) using reasonable best efforts to remove any legal impediment to the consummation of such transactions and (ii) the execution and delivery of all such deeds, agreements, assignments and further instruments of transfer and conveyance necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement in accordance with the terms and conditions hereof.

         4.2 NO THIRD PARTY RIGHTS: SUCCESSORS AND ASSIGNS. This Agreement is not intended and shall not be construed to create any rights in any Person other than the Series A Holder and the TrENDS Holders and their respective successors and assigns and no Person shall assert any rights as third party beneficiary hereunder. Whenever the Series A Sub-Trust or the TrENDS Sub-Trust is referred to, such reference shall be deemed to include its successors and assigns. All the covenants and agreements herein contained by or on behalf of the Series A Sub-Trust and the TrENDS Sub-Trust shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of and its successors and assigns.

                                                                       EXHIBIT A

FORM OF TrENDS

         THIS TrENDS, WHICH HAS BEEN ISSUED BY THE TRUST, IS NOT FREELY TRADEABLE BECAUSE THE TRUST DID NOT REGISTER OR QUALIFY IT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR UNDER ANY STATE SECURITIES LAWS, AND YOU MAY ONLY (AND BY YOUR ACCEPTANCE HEREOF YOU AGREE ONLY TO) SELL OR TRANSFER THIS TrENDS TO PERSONS WHO ARE BOTH "QUALIFIED PURCHASERS," AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT"), AND EITHER (X) QUALIFIED INSTITUTIONAL BUYERS, AS DEFINED IN RULE 144A UNDER THE 1933 ACT, OR
(Y) INSTITUTIONAL "ACCREDITED INVESTORS," AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE 1933 ACT. TO TRANSFER THIS TrENDS, YOU MUST SUBMIT TO THE TRANSFER AGENT A FULLY COMPLETED CERTIFICATE OF TRANSFER, WHICH IS ATTACHED TO THIS TrENDS CERTIFICATE. THE TRUST WILL NOT RECOGNIZE ANY TRANSFER WHICH DOES NOT COMPLY WITH THESE PROCEDURES. THE TRUST MAY (AND BY YOUR ACCEPTANCE HEREOF YOU AGREE THAT THE TRUST IS PERMITTED TO) AMEND OR SUPPLEMENT THE RESTRICTIONS ON AND PROCEDURES FOR RESALE AND TRANSFER OF THIS TrENDS FROM TIME TO TIME TO REFLECT CHANGES IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATIONS THEREOF). THE TRUST WILL ONLY WITHHOLD THE TRANSFER OF THIS TrENDS TO ENSURE COMPLIANCE WITH, OR ANY EXEMPTION UNDER, APPLICABLE LAW. SALES AND TRANSFERS THAT WOULD CAUSE THE TRUST TO HAVE TO REGISTER AS AN "INVESTMENT COMPANY" UNDER THE 1940 ACT WILL BE NULL AND VOID AND WILL NOT BE HONORED BY THE TRUST. IF THE TRUST WOULD HAVE TO REGISTER AS AN "INVESTMENT COMPANY" UNDER THE 1940 ACT BY VIRTUE OF THE NATURE OF ANY BENEFICIAL OWNER OF A TrENDS, THE TRUST MAY, IN ITS SOLE DISCRETION, REDEEM SUCH TrENDS OR COMPEL HIM/HER/IT TO TRANSFER THE TrENDS. IN ADDITION, THE TRUST MAY RESTRICT TRANSFERS OF A TrENDS BY (I) ANSCHUTZ COMPANY, (II) QWEST COMMUNICATIONS INTERNATIONAL INC. (THE "COMPANY") OR (III) ANY AFFILIATE CONTROLLED BY EITHER WITHIN THE MEANING OF SECTION 15 OF THE 1933 ACT OR SECTION 20 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "1934 ACT"), IF THE TRANSFEREE(S) IN ANY SUCH TRANSFER IS NOT ANSCHUTZ COMPANY, THE COMPANY, OR AN AFFILIATE OF THE COMPANY. FINALLY, THE TRUST MAY RESTRICT TRANSFERS IF A TRANSFER OF A TrENDS WOULD CAUSE THE TRUST TO BE REQUIRED TO REGISTER UNDER SECTION 12(g) OF THE 1934 ACT.

         This certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement referred to below to which the holder of this certificate by virtue of the acceptance hereof assents and is bound.

                  $41.75 TRUST ENHANCED DISTRIBUTION SECURITIES

                               QWEST TrENDS TRUST

                                                        CUISP No. 74912L105
Certificate No. [ ]                                        [  ] TrENDS


                              THIS CERTIFIES THAT:

         [ ] is the record owner of [ ] $41.75 Trust Enhanced Distribution Securities ("TrENDS") of Qwest TrENDS Trust, a statutory business trust created under the laws of the State of Delaware, constituting fractional undivided interests in the TrENDS Estate of the Trust. This TrENDS is issued under and is subject to the terms, provisions and conditions of the Trust Agreement (as amended from time to time, the "Trust Agreement"), dated as of December 11, 1998, between TrENDS Holdings I L.L.C., as depositor (the "Depositor"), Bankers Trust Company, as regular trustee (the "Regular Trustee") and Bankers Trust (Delaware), as Delaware trustee, to which the holder of this TrENDS by virtue of acceptance hereof assents and by which such TrENDS Holder is bound. In the event of a conflict between the provisions of this TrENDS and those of the Trust Agreement, the provisions of the Trust Agreement shall control. Terms not otherwise defined herein shall have the meanings assigned to those terms in the Trust Agreement.

         The TrENDS Estate consists of (i) all rights of the beneficial ownership interest in the assets of the Trust represented by the TrENDS that arise out of or relate to the Trust Obligation, (ii) the Treasury Securities,
(iii) all other accounts established under the Trust Agreement, the Trust Custodial Agreement or the Trust Escrow Agreement relating to the TrENDS and
(iv) all income, earnings, profits, and proceeds thereof received after the Closing Date, including any proceeds derived from the sale, exchange or liquidation of such assets.

         The TrENDS represent one of two series of interests in the Trust. The Series A Certificate is the other series of interests in the Trust and represents beneficial ownership of the shares of Common Stock owned by the Trust (including the right to receive all dividends thereon, except in certain limited circumstances described in the Trust Agreement), subject to the Trust Obligation. The TrENDS and the Series A Certificate represent separate series (each, a "Series") of beneficial interests in the Trust pursuant to Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code. Each TrENDS and interest in the TrENDS Estate represented therein constitute a "certificated security" within the meaning of Section 8-102(15) of the Uniform Commercial Code of the State of Delaware.

         The TrENDS are limited in right of payment to certain collections and recoveries in respect of the TrENDS Estate not allocated to the Series A Estate, all to the extent and as more specifically set forth in the Trust Agreement. By accepting the TrENDS, the Holder hereof expressly (i) waives any claim to any proceeds or assets of the Trustees and to all Trust assets other than the TrENDS Estate and proceeds thereof and (ii) subordinates in favor of the holder of the Series A Certificate any claim to the Series A Estate that, notwithstanding clause (i) of this sentence, may be determined to exist, except to the extent of the Trust Obligation. A copy of the Trust Agreement is available at the office of the Trust's Administrator and Paying Agent, Bankers Trust Company, Four Albany Street, New York, New York 10006 Attention: Corporate Trust and Agency Services -- Structured Finance.

         TrENDS may be transferred by the TrENDS Holder by presentation and surrender of properly endorsed TrENDS at the office of the TrENDS Registrar, accompanied by a Transferor Certificate and a Transferee Certificate, each in the form attached hereto, and such other documents executed by the TrENDS Holder or his authorized attorney as the TrENDS Registrar deems necessary to evidence the authority of the person making the transfer. A sum sufficient to cover any documentary, stamp, transfer or similar taxes and charges that may be imposed in connection with any such transfer shall be paid to the TrENDS Registrar by the TrENDS Holder.

         It is expressly understood and agreed by the Holder hereof that (a) this Certificate is executed and delivered by Bankers Trust Company, not individually or personally but solely as Regular Trustee, in the exercise of the powers and authority conferred and vested in it, and (b) nothing herein contained shall be construed as creating any liability on Bankers Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the Holder hereof and by any person claiming by, through or under such Holder.

         IN WITNESS WHEREOF, the Trust has executed this Certificate as of the 11th day of December, 1998.

                                              QWEST TrENDS TRUST

                                              By: BANKERS TRUST COMPANY,
                                              not in its individual capacity,
                                              but solely as Regular Trustee

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                 REGULAR TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the TrENDS of the Qwest TrENDS Trust referred to in the within mentioned Trust Agreement.

Dated: December 11, 1998                    BANKERS TRUST COMPANY,
                                            not in its individual capacity,
                                            but solely as Regular Trustee

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT B

                          FORM OF SERIES A CERTIFICATE

                                                           Certificate Number: 1

                              Series A Certificate
                                       of

                               QWEST TrENDS TRUST

         Qwest TrENDS Trust, a statutory business trust created under the laws of the State of Delaware (the "TRUST"), hereby certifies that TrENDS Holdings I L.L.C. (the "HOLDER") is the registered owner of 100% of the Series A Certificate of the Trust representing the entire beneficial interest in the Series A Estate. "SERIES A ESTATE" shall mean (i) the Contract Shares, subject at all times to the Trust Obligation, (ii) all dividends received on the Contract Shares after the Closing Date, (iii) such funds as from time to time are deposited in the Series A Account and all other accounts established under this Agreement or the Trust Custodial Agreement relating to the beneficial ownership interest in that portion of the Trust represented by the Series A Certificate, and (iv) all income, earnings, profits, and proceeds thereof received after the Closing Date, including any proceeds derived from the sale, exchange or liquidation of such assets. Subject to Section 4.2 of the Trust Agreement, the Series A Certificate may not be transferred by the Holder. To the extent not specifically set forth herein, the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Certificate represented hereby are set forth in and the Series A Certificate is issued and shall in all respects be subject to, the provisions of the Trust Agreement dated as of December 11, 1998, as the same may be amended from time to time (the "TRUST AGREEMENT"). The Series A Certificate and the TrENDS represent separate series of beneficial interests in the Trust pursuant to Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code. The Series A Certificate and interest in the Series A Estate represented therein constitute a "certificated security" within the meaning of Section 8-102(15) of the Uniform Commercial Code of the State of Delaware. The Series A Certificate is limited in right of payment to certain collections and recoveries in respect of the Series A Estate not allocated to the TrENDS Estate, all to the extent and as more specifically set forth in the Trust Agreement. By accepting the Series A Certificate, the holder hereof expressly (i) waives any claim to any proceeds or assets of the Trustees and to all Trust assets other than the Series A Estate and proceeds thereof and (ii) subordinates in favor of the holder of a TrENDS any claim to the TrENDS Estate that, notwithstanding clause (i) of this sentence, may be determined to exist.

         IN WITNESS WHEREOF, the Trust has executed this certificate as of the _____ day of _________, 1998.

                                             QWEST TrENDS TRUST

                                             By: Bankers Trust Company, as

                                                 Regular Trustee

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                 REGULAR TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is the Series A Certificate referred to in the within mentioned Trust Agreement.

Dated: _____ , 1998                          BANKERS TRUST COMPANY,
                                             not in its individual capacity,
                                             but solely as Regular Trustee

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                                                       EXHIBIT C

                        QWEST TrENDS TRUST (THE "TRUST")

                             TRANSFEROR CERTIFICATE

         FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto PLEASE INSERT TAXPAYER IDENTIFICATION NUMBER OF TRANSFEREE______________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the accompanying TrENDS bearing number _______ (the "TrENDS") and all rights thereunder, hereby irrevocably constituting and appointing ____________ as attorney to transfer the TrENDS on the books of the Trust with full power of substitution in the premises.

         1.       NO GENERAL SOLICITATION OR ADVERTISING

         In connection with this transfer of the TrENDS, the undersigned confirms that no general solicitation or general advertising has been utilized and the TrENDS is being transferred by the undersigned to a person that is both a "qualified purchaser" within the meaning of the Investment Company Act of 1940, as amended and either a "qualified institutional buyer" (within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "1933 Act") or an institutional "accredited investor" as defined in Rule 501(a)(1),
(2), (3) or (7) under the 1933 Act.

         2.       RESTRICTED TRANSFERS

         In connection with this transfer of the TrENDS, if the undersigned is Anschutz Company, Qwest Communications International Inc. (the "Company") or any affiliate controlled by either within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act of 1934, as amended, the undersigned confirms its understanding of the restriction that the transferee must be Anschutz Company, the Company or an affiliate of the Company and that this transfer does not violate such restriction.

         The undersigned further confirms that this instrument has been executed on behalf of the undersigned by one of its duly authorized officers and that neither the transferor nor any beneficial owner, if any, for whom the transferor has held the TrENDS shall, following the transfer, retain any beneficial interest in the TrENDS.

Dated:_________________                      ___________________________________
                                             NOTICE: The signature of the
                                             registered holder to this
                                             assignment must correspond with the
                                             name as written upon the face of
                                             the within instrument in every
                                             particular, without alteration or
                                             enlargement or any change
                                             whatsoever.

                                                                       EXHIBIT D

                        QWEST TrENDS TRUST (THE "TRUST")

                             TRANSFEREE CERTIFICATE

         FOR VALUE RECEIVED, the undersigned hereby purchases the accompanying TrENDS bearing number (the "TrENDS") and all rights thereunder.

         1.       1933 ACT

         The undersigned represents and warrants that (i) it is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "1933 Act ") or an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the 1933 Act, and acknowledges that it either has received such information regarding the Trust as the undersigned has requested or has determined not to request such information,
(ii) this instrument has been executed on behalf of the undersigned by one of its duly authorized officers and (iii) it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration.

         2.       1940 ACT - QUALIFIED PURCHASER EXEMPTION (SECTION 3(C)(7))

         The undersigned represents and warrants that it is a "qualified purchaser" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

         A person that is a qualified institutional buyer will also be a qualified purchaser unless such person: (i) is a dealer described in Rule 144A(a)(1)(ii) and owns and invests on a discretionary basis less than $25,000,000 in securities of issuers that are not affiliated persons of the dealer, (ii) is a plan or an employee benefit plan referred to in Rule 144A(a)(1)(i)(D) or (E), or a trust fund referred to in Rule 144A(a)(1)(i)(F) that holds the assets of such a plan or employee benefit plan, and investment decisions with respect to such plan or employee benefit plan are not made solely by the fiduciary, trustee or sponsor of such plan or employee benefit plan,
(iii) relies on Section 3(c)(1) or 3(c)(7) of the 1940 Act to avoid being an investment company and has not obtained all required consents to its treatment as a qualified purchaser from its beneficial owners in accordance with Section 2(a)(51)(C) of the 1940 Act and Rule 2a51-2 thereunder or (iv) was formed for the specific purpose of acquiring the securities of a company excluded from the definition of an investment company by Section 3(c)(7) of the 1940 Act and not all of its beneficial owners are qualified purchasers.

         3.       ERISA

         The undersigned represents and warrants that either (A) no part of the assets to be used by it to purchase and hold the TrENDS constitutes the assets of any (i) employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) subject to Title I of ERISA, (ii) plan described in Section 4975(e)(1) of the Internal

Revenue Code of 1986, as amended (the "Code") that is subject to Section 4975 of the Code or (iii) entity whose underlying assets include "plan assets" under Department of Labor Regulation 29 C.F.R. Section 2510.3-101 (collectively, "Plans") or (B) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such Plan assets to purchase and hold such TrENDS will not constitute a non-exempt prohibited transaction under ERISA or the Code.

         4.       MISCELLANEOUS

         The undersigned understands that the TrENDS are being offered only in transactions not involving any public offering within the meaning of the 1933 Act, that it must be prepared to hold each TrENDS, and that if in the future it decides to resell, pledge or otherwise transfer such TrENDS, it will be resold, pledged or transferred to a person that is both a qualified purchaser and either
(x) a qualified institutional buyer or (y) an institutional accredited investor.

         The undersigned agrees that, prior to the transfer of any TrENDS, the Trust or a dealer for the TrENDS (a "Dealer") will require from each of the transferor and the transferee a certificate, on a form approved by the Trust, and such additional information as the Trust or a Dealer deems necessary. Any purported transfer in the absence of such certificates and the fulfillment of any preconditions to transfer set forth in the Offering Memorandum will be null and void.

         The undersigned understands that the Trust will not register as an investment company under the 1940 Act and that the Trust may rely on Section 3(c)(7) of the 1940 Act. It also understands and agrees that the Trust shall have the right to request and receive such additional representations and undertakings, from time to time, as the Trust may deem prudent in order to comply with applicable legal requirements.

         In order that the undersigned, as a TrENDS holder, may receive freely tradable shares of Common Stock in exchange for its TrENDS, the undersigned also understands, acknowledges and agrees that it is bound by the obligations and provisions binding on the TrENDS Holders contained in the Registration Rights Agreement to be dated as of December 11, 1998, by and among Qwest Communications International Inc., the Qwest TrENDS Trust, and Donaldson, Lufkin & Jenrette Securities Corporation, as representative of the Holders (as defined therein).

Dated:______________________                 ___________________________________
                                             NOTICE: To be executed by a duly
                                             authorized officer.

TRANSFER CONSENTED TO:

June 1, 2000

                                       D-2